As filed with the Securities and Exchange Commission on June 17, 2024

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S‑1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Know Labs, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3920	90‑0273142
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

619 Western Avenue, Suite 610

Seattle, Washington 98104

206‑903‑1351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald P. Erickson

Chief Executive Officer

619 Western Avenue, Suite 610

Seattle, Washington 98104

206‑903‑1351

(Names, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Joshua E. Little Dentons Durham Jones Pinegar P.C. 192 East 200 North, 3rd Floor St. George, UT 84770 (435) 674-0400 joshua.e.little@dentons.com	Cavas Pavri ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Phone: (202) 724-6847 Fax: (202)857-6395

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE __, 2024

PRELIMINARY PROSPECTUS

KNOW LABS, INC.

_____ Units consisting of

_____ Shares of Common Stock and

_____ Warrants to purchase _____ Shares of Common Stock

_____ Shares of Common Stock Underlying the Warrants Offered hereunder and Warrants Issued to the Representatives of the Underwriters

This is a firm commitment public offering. Pursuant to this prospectus, we are offering _____ units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, at an assumed offering price of $_____ per unit, which is approximately equal to the last reported sale price per share of our common stock on the NYSE American on June _____, 2024 for gross proceeds of $_____. The public offering price per unit will be determined between us and the underwriters based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. Therefore, the recent market price of our common stock referenced throughout this prospectus may not be indicative of the final offering price per unit. The warrants included in the units will have an initial exercise price of $_____ per share (equal to 100% of the public offering price of each unit sold in this offering), will be exercisable only upon our achievement of Food & Drug Administration clearance of our KnowU™ product or an earlier change in control of our company and will expire five years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon the exercise of the warrants included in the units.

The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the warrants comprising the units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable from time to time upon exercise of the warrants included in the units offered hereby.

Our common stock is listed on the NYSE American under the symbol “KNW.” On June _____, 2024, the last reported sale price per share of our common stock on the NYSE American was $_____ per share. We do not intend to apply for a listing of the units or the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described herein under the heading “Risk Factors” beginning on page 7 of this prospectus and under similar heading in other documents that are incorporated by reference into this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

		Per Unit		Total
Public offering price(1)	$		$
Underwriting discounts and commissions(2)	$		$
Proceeds to us (before expenses)	$		$

(1)

Assumes that all units consist of one share of common stock and one warrant. Based on an assumed public offering price of $_____ per unit. The final public offering price per unit will be determined by us and the underwriters at the time of pricing and may be at a discount to the current market price of our common stock.

(2)

We have agreed to pay Boustead Securities LLC a non-accountable expense allowance equal to 1.0% of the gross proceeds received in this offering and to reimburse certain expenses of the underwriters which are not included in the table above, and to issue Boustead Securities LLC, as the representative of the underwriters, a unit purchase option (the “Representative’s Unit Purchase Option”) to purchase an aggregate of 7.0% of the number of units being offered in this offering at an exercise price equal to that of the units offered hereunder and with an expiration date of five years from the commencement date of sales in this offering. The registration statement of which this prospectus forms a part also registers the shares of common stock and warrants issuable upon exercise of the Representative’s Unit Purchase Option, and the shares of common stock underlying such warrants. See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option exercisable within 30 days of the date of this prospectus to purchase from us an aggregate of _____ additional shares of common stock at an assumed purchase price of $_____ per share and/or _____ additional warrants at a purchase price of $_____ per warrant, less, in each case, the underwriting discounts and commissions. The underwriters may exercise the option to acquire additional units solely to cover over-allotments, if any. If the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $_____, and the total proceeds to us, before expenses, will be $_____. See “Underwriting.”

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about _________, 2024.

Sole Book Running Manager
BOUSTEAD SECURITIES, LLC

The date of this prospectus is                     , 2024

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ABOUT THIS PROSPECTUS

This prospectus constitutes a part of a registration statement on Form S‑1 (or, together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Know Labs, Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or in any related free‑writing prospectus. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell securities offered hereby in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document filed with the Securities and Exchange Commission before the date of this prospectus and incorporated by reference herein, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

Until and including                 , 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For purposes of this Registration Statement, “Company,” “we” or “our” refers to Know Labs, Inc. and its subsidiaries, unless otherwise required by the context. Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We believe that such information and estimates are reasonable and reliable. We also believe the information extracted from publications of third-party sources has been accurately reproduced. However, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. Other trademarks, service marks and trade names appearing in this report are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the trademarks, service marks and trade names referred to in this report are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trademarks, service marks and trade names. This report may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward‑looking statements. See the section titled “Cautionary Statement Regarding Forward‑Looking Statements.”

OUR COMPANY

Overview

Know Labs is an emerging leader in non-invasive medical diagnostics. We are focused on the development and commercialization of our proprietary sensor technology utilizing radio and microwave spectroscopy. When paired with our Artificial Intelligence (AI) and Machine Learning (ML) derived algorithms, our technology is capable of uniquely identifying and measuring almost any material or analyte using electromagnetic energy to detect, record, identify, and measure the unique “signature” of said materials or analytes. While the Company’s core focus is on medical diagnostics its technology is a true platform with a myriad of applications outside of the medical diagnostic realm.

The first application of our sensor technology is in a product to non-invasively monitor blood glucose levels. Our device will provide the user with real-time information on their blood glucose levels. We recently announced our KnowU™ non-invasive wearable continuous glucose monitor working prototype device. This device embodies the sensor which has been used in internal clinical testing. We are expanding our testing, both internally and externally, and will continue to refine the device over time, which will require Food & Drug Administration (“FDA”) clearance before entering the market.

Following FDA clearance of our non-invasive blood glucose monitoring device, Know Labs plans to expand its sensor technology to other non-invasive medical diagnostic applications. As a platform technology, it can identify numerous other analytes in the human body that are important in medical diagnostics and human health and wellness. With data gathered over time by our sensor and analyzed by our algorithms our longer-term vision is to develop a technology that can provide what we call, “predictive health,” or an early warning system regarding the onset of disease.

While medical diagnostics applications, with blood glucose monitoring paramount, are the focus of Know Labs, the Company’s proprietary radio frequency and microwave spectroscopy platform have broad applicability outside of the medical diagnostic realm. We have identified and are implementing new core workstreams to leverage our intellectual property portfolio of over 300 active patent assets, to generate revenues through patent licensing of opportunities developed in a “Skunkworks” program. We will make further announcements regarding this activity as work progresses.

The Know Labs Technology

We have internally and under contract with third parties developed proprietary platform technology to uniquely identify and measure almost any organic and inorganic material or analyte. Our patented technology directs electromagnetic energy in the radio wave and microwave frequencies to a substance or material to capture a unique molecular signature through the activation of a dialectic response known as permittivity from targeted analytes. We then perform analytics with our AI and ML driven algorithms which will allow us to accurately identify and measure individual materials and analytes at the molecular level.

Our technology provides a unique platform upon which a myriad of applications can be developed. Our radio frequency dielectric spectroscopy technology is an “enabling” technology that brings the science of electromagnetic energy to low-cost, real-world commercialization opportunities across multiple industries. The technology is foundational and, as such, the basis upon which we believe significant businesses can be built. While we are pursuing our core focus on commercializing our non-invasive continuous glucose monitor, we believe non-core clinical, non-clinical and medical research applications represent a multitude of opportunities for strategic collaboration, joint development, and licensing agreements with leading companies in their respective industries.

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We believe an important competitive differentiator for our sensor technology to be its ability to not only identify a wide range of organic and inorganic materials and analytes, but to do so non-invasively, and in real-time, which potentially enables new multivariate models of clinical diagnostics, and health and wellness monitoring.

Competitive Advantages

We believe our key competitive strengths include:

•

Through first principles, our sensor technology’s ability to not only identify a wide range of organic and inorganic materials and analytes, but to do so non-invasively, accurately, and in real time, which potentially enables new multivariate models of clinical diagnostics, and health and wellness monitoring.

•	Our sensor technology is non-invasive, using radio waves to identify and measure what is going on inside the body.

•

Our sensor technology platform can be integrated into a variety of wearable, mobile, or counter-top form factors, and we believe eventual interoperability with existing products from current market leaders.

•	No needles nor invasive transmitters in your body, making our sensor convenient and pain-free.

•	No expensive supplies, such as replaceable sensors, test strips and lancets or other disposables, are required to operate our device.

•	A core focus on accessibility and affordability for the populations we will serve around the globe.

•

The current prototype sensor collects approximately 1.5 million data points per hour, which allows us to potentially build a deep understanding of health and wellness that other sensors may not be able to.

•	Know Labs is the world intellectual property leader in non-invasive blood glucose monitoring, according to ipCG Capital and PatSnap Research.

Growth Strategy

The key elements of our strategy to grow our business include:

•	Initially, entering the diabetes glucose monitoring market with our non-invasive continuous glucose monitoring device.

•

Following our entry into the glucose monitoring market, entering other clinical monitoring markets for continuous, non-invasive hormone, medication metabolites, endocrinology components, and biomolecular monitoring.

•

Applying our platform technology to lifestyle analysis, clinical trials, and chronic illnesses. We believe that potential use cases include real-time wearable medication monitoring and detection of, for example, ovulation and hormone deficiency.

•

With a potential ever-growing body of non-invasively determined analytes available from individuals utilizing our technology we believe, over time, with longitudinal data we will be able to engage in so-called “predictive health” and provide early warnings of the onset of disease.

•

Significantly, every new application will likely function utilizing the same sensor. We expect that hardware changes will not be required to target new analytes, so you will not need a new device, but an updated software algorithm will be required.

•	Each new application provides potential new opportunities for monetization of the platform technology. Each additional analyte we identify over time may require its own subsequent FDA clearance.

Corporate Information

We were incorporated under the laws of the State of Nevada on October 8, 1998. Our executive office is located at 619 Western Avenue, Suite 610, Seattle, WA 98104. Our telephone number is (206) 903-1351 and our principal website address is located at www.knowlabs.co. The information on our website is not incorporated by reference in and is not deemed a part of this prospectus.

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THE OFFERING

Securities offered by us:

_____ units, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $_____ per share (100% of the public offering price of one Unit), will be exercisable only upon our achievement of Food & Drug Administration (“FDA”) clearance of our KnowU™ product or an earlier change in control of our company and will expire five years from the date of issuance.

The units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock being offered by us:	_____ shares of our common stock (or _____ shares of common stock if the underwriters exercise their over-allotment option for shares in full).
Number of warrants being offered by us:	Warrants to purchase _____ shares of our common stock (or warrants to purchase _____ shares of common stock if the underwriters exercise their over-allotment option for shares in full).
Assumed public offering price:	$_____ per unit (which is approximately equal to the last reported sale price per share of our common stock on the NYSE American on June _____, 2024).
Common stock outstanding prior to this Offering:	_____ shares of our common stock.
Common stock to be outstanding immediately after this Offering:	_____ shares of our common stock (or _____ shares of common stock if the underwriters exercise their over-allotment option for shares in full).
Over-allotment option:

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus, to purchase an additional _____ shares of common stock at an assumed purchase price of $_____ per share and/or warrants to purchase an additional _____ shares of common stock at a purchase price of $_____ per warrant less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

Because the warrants will not be listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any overallotment of shares and warrants without exercising the underwriters’ overallotment option with respect to the warrants. As a result, the underwriters will exercise their overallotment option for all of the warrants which are over-allotted, if any, at the time of the initial offering of the shares and the warrants. However, because our common stock is publicly traded, the underwriters may satisfy some or all of the overallotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the overallotment option with respect to our common stock.

Use of proceeds:	We intend to use the net proceeds of this offering for continuing operating expenses and working capital. See “Use of Proceeds.”

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Risk factors:

Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page 7 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Description of warrants:

Each warrant will have an exercise price of $_____ per share (100% of the public offering price of one Unit), will be exercisable only upon our achievement of FDA clearance of our KnowU™ product or an earlier change in control of our company and will expire five years from the date of issuance. Each warrant is exercisable for one share of our common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities – Offered Warrants” in this prospectus.

Description of Representative’s Unit Purchase Option:

Pursuant to this prospectus, we will issue to Boustead Securities LLC, as the representative of the underwriters, a unit purchase option to purchase 7.0% of the number of units being offered in this offering at an exercise price equal to the public offering price of the units in this offering and with an expiration date of five years from the commencement date of sales in this offering as part of the compensation payable to the underwriters in connection with this offering (the “Representative’s Unit Purchase Option”). See “Plan of Distribution.” This prospectus also relates to the offering of the shares of common stock and warrants issuable upon exercise of the Representative’s Unit Purchase Option, and the shares of common stock underlying such warrants.

Underwriter compensation:

The underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds from the sale of securities in the offering. We will also pay a non-accountable expense allowance to the underwriters equal to 1.0% of the gross proceeds received in this offering and reimburse the underwriters for certain out-of-pocket actual expenses related to the offering. See “Underwriting.”

Lock-up:

Our executive officers and directors have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock for a lock-up period of six months following the closing of this offering, subject to certain exceptions. See “Underwriting” for more information

Trading Symbol/Nasdaq Listing Application:

Our common stock is listed on the NYSE American under the ticker symbol “KNW”. There is no established trading market for the warrants and we do not expect a trading market to develop. We do not intend to list the warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the warrants will be extremely limited.

Transfer Agent; Warrant Agent	The transfer agent for our common stock is Equiniti Trust Company. The warrant agent for the warrants will be Equiniti Trust Company.

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The number of shares of common stock outstanding immediately following this offering is based on 82,512,166 shares outstanding as of March 31, 2024 and excludes:

•

29,022,106 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2024 under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted average exercise price of $0.84 per share (including unearned stock option grants totaling 4,179,825 shares related to performance milestones);

•	7,436,706 additional shares of our common stock that are reserved for issuance under the 2021 Plan;

•

8,108,356 shares of our common stock issuable upon the conversion of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as of March 31, 2024, and approximately 3,361,095 shares of common shares reserved to pay dividends on the outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, through March 31, 2024;

•	13,820,264 shares of our common stock issuable upon the conversion of convertible debentures outstanding as of March 31, 2024;

•	25,984,961 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2024 at a weighted average exercise price of $1.03 per share; and

•

up to _____ shares of our common stock issuable upon exercise of the Representative’s Unit Purchase Option in connection with this offering, and _____ shares of our common stock issuable upon exercise of the warrants underlying the Representative’s Unit Purchase Option.

Unless otherwise indicated, this prospectus assumes no exercise of the warrants offered hereby.

CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus contains forward‑looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward‑looking statements. The forward‑looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward‑looking statements. Forward‑looking statements include, but are not limited to, statements about:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	expected product development outcomes, including obtaining regulatory clearance;

•	expected changes in our revenue, costs or expenditures;

•	growth of and competition trends in our industry;

•	our expectations regarding demand for, and market acceptance of, our products;

•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

•	our expectation regarding the use of proceeds from this offering;

•	fluctuations in general economic and business conditions in the markets in which we operate; and

•	relevant government policies and regulations relating to our industry.

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In some cases, you can identify forward‑looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward‑looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, subsequent Quarterly Reports on Form 10-Q for the periods ended December 31, 2023 and March 31, 2024, and our other filings with the SEC, all of which are incorporated by reference. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward‑looking statements. No forward‑looking statement is a guarantee of future performance.

The forward‑looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward‑looking statements in this prospectus, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, subsequent Quarterly Reports on Form 10-Q for the periods ended December 31, 2023 and March 31, 2024, and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Summary of Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this summary. These risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

•	We might not be able to continue as a going concern. We believe that our cash on hand will be sufficient to fund our operations at least through October 31, 2024.

•

We are still in the early stages of commercialization, refining our technology. Our success depends on our ability to conclude development and market devices that are recognized as accurate, safe, and cost-effective as other options currently available in the market and cleared by FDA.

•	We are subject to extensive regulation by FDA, which could restrict the sales and marketing of our products and could cause us to incur significant costs;

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Risks Related to Ownership of Our Common Stock and Warrants

•	The market price of our common stock may fluctuate, and you could lose all or part of your investment.

•	We may not be able to maintain a listing of our common stock on the NYSE American.

•	We do not expect to declare or pay dividends in the foreseeable future.

•

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our securities to decline and would result in the dilution of your holdings.

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Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

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We may be unable to achieve FDA clearance of our KnowU™ product and a change in control of our company may not occur prior to the expiration of the warrants, in which case the warrants will not become exercisable for shares of our common stock.

•	The warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this report, before making an investment decision with respect to our common stock. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Industry

We need additional financing to support our technology development and ongoing operations, pay our debts and maintain ownership of our intellectual property.

We are currently operating at a loss and using substantial cash to fund our operation. We believe that our cash on hand will be sufficient to fund our operations through October 31, 2024. We may need additional financing to implement our business plan and to service our ongoing operations, pay our current debts (described below) and maintain ownership of our intellectual property. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing when it is needed, we will need to restructure our operations and/or divest all or a portion of our business. We are seeking additional capital through a combination of private and public equity offerings, debt financings and strategic collaborations. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses and require that our assets secure such debt. Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back, eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. There can be no assurance that we will be able to sell that number of shares, if any.

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We need to continue as a going concern if our business is to succeed.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We have cash and cash equivalents of $4,710,000 and net working capital of approximately $3,467,000 (exclusive of convertible notes payable) as of March 31, 2024. We anticipate that we will record losses from operations for the foreseeable future. We believe that we have enough available cash to operate until October 31, 2024. As of March 31, 2024, our accumulated deficit was $130,847,000. We intend to seek additional cash via equity and debt offerings. As a result of not having at least twelve months of cash available and not having any firm commitment for debt or equity financing, substantial doubt about the Company’s ability to continue on a going concern exists.

We have financed our corporate operations and our technology development through the issuance of convertible debentures, the issuance of preferred stock, the sale of common stock and the exercise of warrants. During the remainder of 2024, we expect to raise additional funds through the issuance of preferred stock, convertible debentures or equity.

The proceeds of warrants currently outstanding, to the extent not exercised on a cashless basis, may generate potential proceeds. We cannot provide assurance that any of these warrants will be exercised.

As of March 31, 2024, we owed approximately $7,154,000 and if we do not satisfy these obligations, the lenders may have the right to demand payment in full or exercise other remedies.

We owe $7,055,000 under various convertible promissory notes as of March 31, 2024, including $1,301,000 to Clayton Struve who owns 100% of outstanding Series C Convertible Preferred Stock and D preferred stock, and $1,461,000 owed to entities controlled by Ronald P. Erickson, our CEO and Chairman. Mr. Erickson and/or entities with which he is affiliated also have accrued liabilities $99,000 as of March 31, 2024 related to accrued interest. We may need additional financing, to service and/or repay these debt obligations. If we raise additional capital through borrowing or other debt financing, we may incur substantial interest expense. If and when we raise more equity capital in the future, it will result in substantial dilution to our current stockholders.

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have experienced net losses since inception. As of March 31, 2024, we had an accumulated deficit of $130,847,000 and net losses in the amount of $8,844,000, $15,289,000 and $20,071,000 during the six months ended March 31, 2024 and years ended September 30, 2023 and 2022, respectively. There can be no assurance that we will achieve or maintain profitability. If we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Failure to become and remain profitable would impair our ability to sustain operations and adversely affect the price of our common stock and our ability to raise capital. Our operating expenses may increase as we spend resources on growing our business, and if our revenue does not correspondingly increase, our operating results and financial condition will suffer. Our businesses have produced minimal revenues and may not produce significant revenues in the near term, or at all, which would harm our ability to continue our operations or obtain additional financing and require us to reduce or discontinue our operations. You must consider our business and prospects in light of the risks and difficulties we will encounter as business with an early-stage technology in a new and rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, financial condition and common stock price per share.

We may not be able to generate sufficient revenue from the commercialization of our technology and related products to achieve or sustain profitability.

We are in the early stages of commercializing our technology. Failure to develop and sell products based upon our technology could have a material adverse effect on our business, financial condition and results of operations. To date, we have not generated revenue from sales of our technology or products. We believe that our commercialization success is dependent upon our ability to significantly increase the number of customers that will use our products. In addition, demand for our products may not materialize, or increase as quickly as planned, and we may therefore be unable to increase our revenue levels as expected. We are currently not profitable. Even if we succeed in introducing our technology and related products to our target markets, we may not be able to generate sufficient revenue to achieve or sustain profitability.

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We are subject to extensive regulation by the U.S. Food and Drug Administration, which could require us to take significant time and could cause us to incur significant costs.

Our KnowU and UBand glucose monitoring products are subject to extensive regulation by FDA. These regulations relate to manufacturing, labeling, sale, promotion, distribution and shipping. Before a new medical device, or a new intended use of a legally marketed device, can be marketed in the United States, it must be cleared or approved by FDA through the applicable premarket review process (510(k), PMA, or de novo classification), unless an exemption applies.

The KnowU and UBand glucose monitoring products and substantially equivalent devices of this type that may later receive marketing authorization are similar to products referred to as integrated continuous glucose monitoring (CGM) systems. Integrated continuous glucose monitoring systems are generally classified by FDA as Class II devices and have established special controls outlining requirements for assuring CGM accuracy, reliability, and clinical relevance. FDA also has descriptions of the types of studies and data required to demonstrate acceptable CGM performance. Though it is our current belief that our initial product, the KnowU and UBand glucose monitoring products, are appropriate for a de novo classification request (i.e., a route to market for novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device that is described in more detail below), we expect similar classification, special controls, and testing.

If we receive 510(k) clearance for our KnowU and UBand glucose monitoring products, we may be required to obtain new 510(k) clearances for significant post-market modifications. Each premarket submission and review process can be expensive and lengthy, and entail significant user fees, unless exempt. The classification and special controls for all other products using the Company’s proprietary radio frequency and microwave spectroscopy platform will be dependent on product type and explored as applicable.

In addition, regulatory clearance or approval by FDA does not ensure registration, clearance, approval, or certification by regulatory authorities or notified bodies internationally. While the regulatory requirements for marketing in international markets may require that we obtain clearance, approval, or certification by an international specified regulatory body or notified body. Complying with foreign regulatory requirements, including obtaining registrations, clearances, approvals, or certifications, can be expensive and time consuming, and we may not receive regulatory clearances, approvals, or certifications in each country or region in which we plan to market our products or we may be unable to do so on a timely basis. In turn, this could limit our expected international growth and profitability, which could have a material adverse effect on our business, financial condition, and results of operations.

The clinical trial process is lengthy and expensive with uncertain outcomes. Results of earlier studies may not be predictive of future clinical trial results, or the safety or efficacy profile for such products.

Clinical trials are generally required to support an application for clearance of a new device type such as our KnowU and UBand glucose monitoring products. All clinical trials must be conducted in accordance with FDA’s Investigational Device Exemption (IDE) regulations, which govern investigational device labeling, prohibit promotion, and specify an array of Good Clinical Practice requirements, which include among other things, recordkeeping, reporting, and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with FDA’s regulations for institutional review board approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by FDA.

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Results of clinical testing may be unfavorable or, even if the intended safety and efficacy success criteria are achieved, may not be considered sufficient for FDA to grant approval or clearance of a product. In additional, the commencement or completion of any of our clinical trials may be delayed or halted for numerous reasons, including, but not limited to, the following:

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we may be required to submit an investigational device exemption application, or IDE, to FDA, which must become effective prior to commencing certain human clinical trials of medical devices, and FDA may reject our IDE and notify us that we may not begin clinical trials;

•	the cost of clinical trials may be greater than we anticipate;

•	FDA or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

•	patients do not enroll in clinical trials at the rate we expect;

•	patients do not comply with trial protocols;

•	patient follow-up is not at the rate we expect;

•	patients experience adverse side effects;

•	patients die during a clinical trial, even though their death may not be related to our products;

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we may not reach agreement on acceptable terms with prospective contract research organizations (CROs), and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	institutional review boards and third-party clinical investigators may delay or reject our trial protocol;

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third- party clinical investigators decline to participate in a trial or do not perform a trial on our anticipated schedule or consistent with the clinical trial protocol, good clinical practices, or other FDA requirements;

•	data collection, monitoring, and analysis is not performed in a timely or accurate manner or consistent with the clinical trial protocol or investigational or statistical plans;

•	regulatory inspections of our clinical trials or manufacturing facilities, which may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials;

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changes in governmental regulations or administrative actions applicable to our trial protocols, including, for example, recent legislation passed by Congress requiring clinical trial sponsors to increase engagement with FDA on matters related to appropriate representation of racial and ethnic minorities in clinical trial data for pivotal studies;

•	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or effectiveness; and

•	FDA concludes that the results from our trial and/or trial design are inadequate to demonstrate safety and effectiveness of the product.

Additionally, the ability of FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel, the availability of industry-paid user fees, and statutory, regulatory, and policy changes. Average review times for product approvals at FDA have fluctuated in recent years as a result. In addition, government funding of other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

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Disruptions at FDA and other agencies, including those resulting from global concerns (e.g., the ongoing COVID-19 global pandemic), may also slow the time necessary for new products to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, if a prolonged government shutdown and/or government employee furloughs were to occur, or if FDA’s response to a global issue diverts FDA resources and attention to other regulatory efforts, then the ability of FDA to timely review and process our regulatory submissions could be significantly impacted, which could have a material adverse effect on our business, financial condition, and results of operations. Further, in our operations as a public company, future government shutdowns, furloughs, or public health emergencies could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Any of these occurrences may significantly harm our business, financial condition, and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

Moreover, even if our products are cleared in the U.S., commercialization of our products in foreign countries would require clearance or approval by regulatory authorities in those countries. Clearance or approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials.

The safety and efficacy of our products is not yet supported by long-term clinical data, which could limit sales, and our products might therefore prove to be less safe or effective than initially thought.

Given the regulatory environment in which we operate, we lack the breadth of published long-term clinical data supporting the safety and efficacy of The KnowU and UBand glucose monitoring products and the benefits it offers that might have been generated in connection with other marketing authorization pathways. For these reasons, clinicians may be slow to adopt our products, we may not have comparative data that our competitors have or are generating, and we may be subject to greater regulatory and product liability risks. Further, future patient studies or clinical experience may indicate that treatment with our product does not improve patient outcomes. Such results would slow the adoption of our product by physicians, would significantly reduce our ability to achieve expected sales, and could prevent us from achieving and maintaining profitability.

In addition, because the KnowU and UBand glucose monitoring products have never been marketed, we have limited complaints or patient success rate data with respect to using these products. If future patient studies or clinical testing do not support our belief that our products offer a more advantageous blood glucose monitoring, then market acceptance of our products could fail to increase or could decrease, and our business could be harmed. Moreover, if future results and experience indicate that our product has potentially recurring malfunctions or causes unexpected or serious complications or other unforeseen negative effects, then we could be subject to mandatory or voluntary product recalls, suspension or withdrawal of FDA clearance, as well as significant legal liability or harm to our business reputation and financial results.

If we choose to, or are required to, conduct additional clinical studies and the outcome of such studies are not positive, then this could reduce the rate of coverage and reimbursement for the KnowU and UBand glucose monitoring products. This may slow the market adoption of our product by physicians, significantly reduce our ability to achieve expected revenues and prevent us from becoming profitable.

We believe that publications of scientific and medical results in peer-reviewed journals and presentations at leading conferences are critical to the broad adoption of our products. Publication in leading medical journals is subject to a peer-review process, and peer reviewers may not consider the results of studies involving our products sufficiently novel or worthy of publication. The failure to be listed in physician guidelines or to be published in peer-reviewed journals could limit the adoption of our products. Unless specifically stated to be “peer-reviewed,” the studies referred to in this filing are not peer reviewed.

We are subject to extensive regulation which could restrict the sales and marketing of our products and could cause us to incur significant costs.

Medical devices may be marketed only for the indications for which they are approved or cleared. Further, clearances can be revoked if safety or effectiveness problems develop once the device is on the market.

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The current regulatory requirements to which we are subject may change in the future in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by FDA, which may include any of the following sanctions:

•	modification to our training and promotional materials;

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•	customer notification, or orders for repair, replacement or refunds;

•	voluntary or mandatory recall or seizure of our current or future products;

•	administrative detention by FDA of medical devices believed to be adulterated or misbranded;

•	imposing operating restrictions, suspension or shutdown of production;

•	refusing our requests for clearance, PMA or de novo classification of any new products, new intended uses or modifications to our products;

•	FDA refusal to issue certificates to foreign governments needed to export products for sale in other countries;

•	withdraws or suspension of 510(k) clearance that has already been granted, resulting in prohibitions on sales of our products; and

•	criminal prosecution.

The occurrence of any of these events would have a material adverse effect on our business, financial condition and results of operations and could result in stockholders losing their entire investment.

Additionally, any relationships we may have with healthcare professionals, clinical investigators, and payors in connection with our current and future business activities may be subject to federal and state healthcare fraud and abuse laws, false claims laws, transparency laws, and health information privacy and security laws, which could expose us to, among other things, criminal sanctions, civil penalties, contractual damages, exclusion from governmental healthcare programs, reputational harm, administrative burdens, and diminished profits and future earnings.

Healthcare providers and payors play a primary role in the recommendation and/or prescription of any product candidates for which we obtain future marketing approval. Our current and future arrangements with healthcare professionals, clinical investigators, payors, and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell, and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:

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the federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving, or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act;

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the federal false claims and civil monetary penalties laws, including the civil False Claims Act, which can be enforced by private citizens through civil whistleblower or qui tam actions, prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government. The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, prohibits, among other things, executing or attempting to execute a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information;

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the federal Physician Payments Sunshine Act requires applicable manufacturers of covered drugs, devices, biologics, and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, with specific exceptions, to annually report to Centers for Medicare & Medicaid Services (CMS) starting in 2022 information regarding payments and other transfers of value to physicians, certain other healthcare providers, and teaching hospitals, as well as information regarding ownership and investment interests held by physicians and their immediate family members. The information reported will be publicly available on a searchable website, with disclosure required annually; and

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analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers.

State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. For instance, the collection and use of health data in the European Union is governed by the General Data Protection Regulation, or the GDPR, which extends the geographical scope of European Union data protection law to non-European Union entities under certain conditions, tightens existing European Union data protection principles, creates new obligations for companies and new rights for individuals. Failure to comply with the GDPR may result in substantial fines and other administrative penalties. In addition, on June 28, 2018, the State of California enacted the California Consumer Privacy Act, or CCPA, which took effect on January 1, 2020. The CCPA creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability, and similar laws have been proposed at the federal level and in other states.

Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare laws and regulations will involve on-going substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, then we may be subject to significant penalties, including civil, criminal, and administrative penalties, damages, fines, disgorgement, individual imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, temporary or permanent debarment, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations. Defending against any such actions can be costly, time-consuming, and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business are found not to be in compliance with applicable laws, then they may be subject to criminal, civil, or administrative sanctions, including exclusions from government funded healthcare programs.

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A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business.

We may seek regulatory approval of our product candidates outside of the U.S., and, accordingly, we expect that we will be subject to additional risks related to operating in foreign countries if we obtain the necessary approvals, including:

•	differing regulatory requirements and reimbursement regimes in foreign countries;

•	unexpected changes in tariffs, trade barriers, price and exchange controls, and other regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration, and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•	difficulties staffing and managing foreign operations;

•	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

•	potential liability under the Foreign Corrupt Practices Act (FCPA) or comparable foreign regulations;

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challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the U.S.;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism.

These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

We may face difficulties with respect to coverage and reimbursement by various payors.

Sales of any medical device depend often, in part, on the extent to which the product will be covered and reimbursed by government payors (e.g., federal and state healthcare programs), third-party payors (e.g., commercial insurance and managed healthcare organizations), and other payors (e.g., foreign government healthcare programs). In the United States, various glucose monitoring products are covered for individuals with both Type 1 and Type 2 diabetes by Medicare and Medicaid in the majority of states and by commercial insurers, subject to satisfaction of certain eligibility and coverage criteria.

But significant uncertainty exists as to the coverage and reimbursement status of any newly approved product. For example, there is no assurance that a product will be considered medically reasonable and necessary for a specific indication, will be considered cost-effective by payors, that an adequate level of reimbursement will be established even if coverage is available, or that the payors’ reimbursement policies will not adversely affect the ability for manufacturers to sell products profitably.

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Decisions regarding the extent of coverage and reimbursement amount are generally made on a plan-by-plan basis meaning one payors’ decision to cover a particular product does not ensure that other payors will also provide similar coverage. As a result, the coverage determination process can require manufactures to provide scientific and clinical support for the use of a product, and require providers to show medical necessity for use, to each payor separately. This process can be time-consuming, with no assurance that coverage and adequate reimbursement will be applied consistently or even obtained.

Payors are also increasingly reducing reimbursements for devices through continued implementation of cost-containment programs, including price controls and restrictions on coverage and reimbursement, which could further limit sales of any product. In addition, payors continue to question safety and efficacy while also challenging the prices charged, examining medical necessity and reviewing the cost effectiveness of devices in an effort to avoid coverage and reimbursement. But decreases of this nature surrounding the reimbursement for any product or a decision by a government and third-party payor not to cover a product could result in reduced physician usage and patient demand for the product.

Moreover, in international markets, reimbursement and healthcare payment systems vary significantly by country, with many countries have instituted price ceilings on specific products and therapies.

The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of FDA or another governmental authority, could have a negative impact on us.

We are subject to FDA’s medical device reporting regulations, which require us to report to FDA when we receive or become aware of information that reasonably suggests that one or more of our products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event.

We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the initial use of the device. If we fail to comply with our reporting obligations, FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, seizure of our products, or, if premarket review is required in the future, delay in clearance of future products.

FDA and foreign regulatory bodies have the authority to require the recall of commercialized medical device products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects, or other deficiencies or failures to comply with applicable regulations. We cannot assure you that product defects or other errors will not occur in the future. Recalls involving our products could have a material adverse effect on our business, financial condition, and results of operations.

Moreover, medical device manufacturers are required to maintain certain records of recalls and corrections, even if they are not reportable to FDA. We may initiate voluntary withdrawals or corrections for our devices in the future that we determine do not require notification of FDA. If FDA disagrees with our determinations, then it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability and malpractice claims against us and negatively affect our sales.

We may face difficulties from changes to current regulations and future legislation, both in the U.S. as well as in other foreign jurisdictions where we may be operating.

Existing regulations and regulatory policies may change, and additional government regulations may be enacted that could prevent, limit, or delay regulatory approval of our product candidates. Legislative changes may impact our future business and operations, including those that may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on customers for our product candidates, if approved, and accordingly, our business, financial condition, and results of operations.

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Both before and after a product is commercially released, we have ongoing responsibilities under various laws and regulations. If a regulatory authority were to conclude that we are not in compliance with applicable laws or regulations, or that any of our products are ineffective or pose an unreasonable risk for the end-user, then the authority may ban such devices, detain or seize adulterated or misbranded devices, order a recall, repair, replacement, or refund of such instruments, and require us to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health. A regulatory authority may also impose operating restrictions, enjoin and restrain certain violations of applicable law pertaining to medical devices, and assess civil or criminal penalties against our officers, employees, or us. The regulatory authority may also recommend prosecution by law enforcement agencies. Any governmental law or regulation, existing or imposed in the future, or enforcement action taken may have a material adverse effect on our business, financial condition, and results of operations.

We cannot predict the likelihood, nature, or extent of any legislative changes will be enacted or government regulation that may arise from future legislation or administrative action, either in the U.S. or abroad. Similarly, we cannot predict whether FDA regulations, guidance, or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, then we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability.

Our industry is highly competitive and subject to significant or rapid technological change.

Our fields of therapeutic interest is highly competitive and subject to significant and rapid technological change. Accordingly, our success may depend, in part, on our ability to respond quickly to such change through the development and introduction of new products.

If our product candidates are approved by FDA, then potential competitors who seek to introduce similar product candidates may seek to take advantage of a shorter and less costly development program for a product that competes with our products. Our ability to compete successfully against currently existing and future alternatives to our product candidates and systems and competitors who compete directly with us may depend, in part, on our ability to attract and retain skilled scientific and research personnel, develop technologically superior products, develop competitively priced products, obtain patent or other required regulatory approvals for our products, be an early entrant to the market and manufacture, market, and sell our products, independently or through collaborations.

We currently rely upon external resources for many engineering and product development services. If we are unable to secure engineering or product development partners or establish satisfactory engineering and product development capabilities, we may not be able to successfully commercialize our technology.

Our success depends upon our ability to develop products that are accurate and provide solutions for our customers. Achieving the desired results for our customers requires solving engineering issues in concert with them. Any failure of our technology or related products to meet customer expectations could result in customers choosing to retain their existing methods or to adopt systems other than ours.

Historically, we have not had sufficient internal resources to work on all necessary engineering and product development matters. We have used third parties in the past and will continue to do so. These resources are not always readily available, and the absence of their availability could inhibit our research and development efforts and our responsiveness to our customers. Our inability to secure those resources could impact our ability to provide engineering and product development services and could have an impact on our customers’ willingness to use our technology. Moreover, third parties have their own internal demands on time and resources which may not always align with ours. Hence, our own expectations for development and product timelines may not be shared by third parties upon whom we rely.

We are in the early stages of commercialization and our technology and related products may never achieve significant commercial market acceptance.

Our success depends on our ability to develop and market devices that are recognized as accurate, safe and cost-effective. They must be safe and deliver the required level of accuracy under any condition, regardless of the user, as determined by their intended use. This will be achieved through continued refinement of our technology. Before presenting it to the FDA, additional development is needed to increase its generalizability.

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Many of our potential customers may be reluctant to use our new technology. Market acceptance will depend on many factors, including our ability to convince potential customers that our technology and related products are an attractive alternative to existing technologies. We will need to demonstrate that our products provide accurate and cost-effective alternatives to existing technologies. Compared to most competing technologies, our technology is new, and most potential customers will have limited knowledge of, or experience with, our products. Prior to implementing our technology and related products, some potential customers may be required to devote significant time and effort to testing and validating our products. Any failure of our technology or related products to meet customer expectations could result in customers choosing to retain their existing methods or to adopt systems other than ours.

Many factors influence the perception of a new technology including its use by leaders in the industry. If we are unable to induce industry leaders in our target markets to implement and use our technology and related products, acceptance and adoption of our products could be slowed. In addition, if our products fail to gain significant acceptance in the marketplace and we are unable to expand our customer base, we may never generate sufficient revenue to achieve or sustain profitability.

Additionally, we may not be able to penetrate or successfully operate in international markets or encounter difficulty expanding into international markets because of limited brand recognition in certain parts of the world, which may lead to delayed acceptance of our products by consumers in these international markets. If we are unable to expand internationally and manage the complexity of international operations successfully, then it could have a material adverse effect on our business, financial condition, and results of operations. If our efforts to introduce our products into foreign markets are not successful, then we may have expended significant resources without realizing the expected benefit. Ultimately, the investment required for expansion into foreign markets could exceed the results of operations generated from this expansion.

We are dependent on key personnel.

Our success depends to a significant degree upon the continued contributions of key management and other personnel, some of whom could be difficult to replace. While our continued operation and ultimate success is not dependent upon one individual, our success does depend on the performance of our officers, our ability to retain and motivate our officers, our ability to integrate new officers into our operations, and the ability of all personnel to work together effectively as a team. Our failure to retain and recruit officers and other key personnel could have a material adverse effect on our business, financial condition and results of operations. Our success also depends on our continued ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, manufacturing, administrative and sales and marketing personnel. Competition for these individuals is intense, and we may not be able to successfully recruit, assimilate or retain sufficiently qualified personnel. In particular, we may encounter difficulties in recruiting and retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products and adversely impact our relationships with existing and future customers. The inability to attract and retain necessary technical, managerial, manufacturing, administrative and sales and marketing personnel could harm our ability to obtain new customers and develop new products and could adversely affect our business and operating results.

We rely on the timely supply of components and parts and could suffer if suppliers fail to meet their delivery obligations, raise prices or cease to supply us with components or parts.

The manufacture of our products is complex and requires the integration of a number of components from several sources of supply. We rely on numerous critical suppliers for various key components that are used in the manufacturing of our products. We can make no assurance that we will be able to maintain such supply arrangements. If we are unable to maintain supply arrangements, our access to key components could be reduced, which could harm our business.

Additionally, if demand for our products decreases, we may have excess inventory and inventory that may expire, which could result in inventory write-offs that would have a material adverse effect on our business, financial condition, and results of operations. We may also encounter defects in materials and/or workmanship, which could lead to a failure to adhere to regulatory requirements. Any defects could delay operations at our contract manufacturers’ facilities, lead to regulatory fines, or halt or discontinue manufacturing indefinitely. Any of these outcomes could have a material adverse effect on our business, financial condition, and results of operations.

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This reliance also adds additional risks to the manufacturing process that are beyond our control. For example, the occurrence of epidemics or pandemics may cause one or more of our suppliers to close or reduce the scope of their operations either temporarily or permanently. In addition, these suppliers may provide components and products to our competitors. The medical device industry’s reliance on a limited number of key components and product suppliers subjects us to the risk that in the event of an increase in demand, our suppliers may fail to provide supplies to us in a timely manner while they continue to supply our competitors, many of which have greater purchasing power than us, or seek to supply components to us at a higher cost.

The failure of our suppliers to deliver components or products in a timely fashion could have disruptive effects on our ability to produce our products in a timely manner, or we may be required to find new suppliers at an increased cost.

Moreover, our reputation and the quality of our products are in part dependent on the quality of the components that we source from third-party suppliers. If we are unable to control the quality of the components supplied to us or to address known quality problems in a timely manner, then our reputation in the market may be damaged and sales of our products may suffer. As a result, we may experience a material adverse effect on our business, financial condition, and results of operations.

We have limited insurance which may not cover claims by third parties against us or our officers and directors.

We have directors’ and officers’ liability insurance and commercial liability insurance policies. Claims, however, by third parties against us may exceed policy amounts and we may not have amounts to cover these claims. Any significant claims would have a material adverse effect on our business, financial condition and results of operations. In addition, our limited directors’ and officers’ liability insurance may affect our ability to attract and retain directors and officers.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition and our results of operations.

We rely on a combination of patent, trademark, and trade secret laws, and confidentiality procedures to protect our intellectual property rights. Creating and maintaining a strong patent portfolio is important to our business. Patent law relating to the scope of claims in the technology fields in which we operate is complex and uncertain, so we cannot be assured that we will be able to obtain or maintain patent rights, or that the patent rights we may obtain will be valuable, provide an effective barrier to competitors or otherwise provide competitive advantages. Others have filed, and in the future are likely to file, patent applications that are similar or identical to ours or those of our licensors. To determine the priority of inventions or demonstrate that we did not derive our invention from another, we may have to participate in interference or derivation proceedings in the United States Patent and Trademark Office or in court that could result in substantial costs in legal fees and could substantially affect the scope of our patent protection. We cannot be assured our patent applications will prevail over those filed by others. Also, our intellectual property rights may be subject to other challenges by third parties. Patents we obtain could be challenged in litigation or in administrative proceedings such as ex parte reexam, inter parties review, or post grant review in the United States or opposition proceedings in Europe or other jurisdictions.

There can be no assurance that:

•	any of our existing patents will continue to be held valid, if challenged;

•	patents will be issued for any of our pending applications;

•	any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;

•	our patents will be issued in the primary countries where our products are sold in order to protect our rights

•	and potential commercial advantage; or

•	any of our products or technologies will not infringe on the patents of other companies.

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If we are prevented from selling our products, or if we are required to develop new technologies or pay significant monetary damages or are required to make substantial royalty payments, our business and results of operations would be harmed.

Obtaining and maintaining a patent portfolio entails significant expense and resources. Part of the expense includes periodic maintenance fees, renewal fees, annuity fees, various other governmental fees on patents and/or applications due in several stages over the lifetime of patents and/or applications, as well as the cost associated with complying with numerous procedural provisions during the patent application process. We may or may not choose to pursue or maintain protection for particular inventions. In addition, there are situations in which failure to make certain payments or noncompliance with certain requirements in the patent process can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If we choose to forgo patent protection or allow a patent application or patent to lapse purposefully or inadvertently, our competitive position could suffer.

Legal actions to enforce our patent rights can be expensive and may involve the diversion of significant management time. In addition, these legal actions could be unsuccessful and could also result in the invalidation of our patents or a finding that they are unenforceable. We may or may not choose to pursue litigation or interferences against those that have infringed on our patents, or used them without authorization, due to the associated expense and time commitment of monitoring these activities. If we fail to protect or to enforce our intellectual property rights successfully, our competitive position could suffer, which could have a material adverse effect on our results of operations and business.

Claims by others that our products infringe their patents or other intellectual property rights could prevent us from manufacturing and selling some of our products or require us to pay royalties or incur substantial costs from litigation or development of non-infringing technology.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We may receive notices that claim we have infringed upon the intellectual property of others. Even if these claims are not valid, they could subject us to significant costs. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert our attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. We have not been engaged in litigation but litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. A successful claim of intellectual property infringement against us and our failure or inability to license the infringed technology or develop or license technology with comparable functionality could have a material adverse effect on our business, financial condition and operating results.

The analysis of our patent portfolio by PatSnap Research and ipCapital Group is not a legal analysis and does not predict the outcome of any legal challenges we or others might make in regard to patents, nor does it constitute a view on the overall legal strength of our patents.

If we are unable to secure a sales and marketing partner or establish satisfactory sales and marketing capabilities at our company, we may not be able to successfully commercialize our technology.

If we are not successful entering into appropriate collaboration arrangements or recruiting sales and marketing personnel or in building a sales and marketing infrastructure, we will have difficulty successfully commercializing our technology, which would adversely affect our business, operating results and financial condition.

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We may not be able to enter into collaboration agreements on terms acceptable to us or at all. In addition, even if we enter into such relationships, we may have limited or no control over the sales, marketing and distribution activities of these third parties. Our future revenues may depend heavily on the success of the efforts of these third parties. If we elect to establish a sales and marketing infrastructure, we may not realize a positive return on this investment. In addition, we must compete with established and well-funded pharmaceutical and biotechnology companies to recruit, hire, train and retain sales and marketing personnel. Factors that may inhibit our efforts to commercialize technology without strategic partners or licensees include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive

•	disadvantage relative to companies with more extensive product lines; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

We may engage in acquisitions, mergers, strategic alliances, joint ventures and divestures that could result in final results that are different than expected.

In the normal course of business, we engage in discussions relating to possible acquisitions, equity investments, mergers, strategic alliances, joint ventures and divestitures. Such transactions are accompanied by a number of risks, including the use of significant amounts of cash, potentially dilutive issuances of equity securities, incurrence of debt on potentially unfavorable terms as well as impairment expenses related to goodwill and amortization expenses related to other intangible assets, the possibility that we may pay too much cash or issue too many of our shares as the purchase price for an acquisition relative to the economic benefits that we ultimately derive from such acquisition, and various potential difficulties involved in integrating acquired businesses into our operations.

From time to time, we have also engaged in discussions with candidates regarding the potential acquisitions of our product lines, technologies and businesses. If a divestiture such as this does occur, we cannot be certain that our business, operating results and financial condition will not be materially and adversely affected. A successful divestiture depends on various factors, including our ability to effectively transfer liabilities, contracts, facilities and employees to any purchaser; identify and separate the intellectual property to be divested from the intellectual property that we wish to retain; reduce fixed costs previously associated with the divested assets or business; and collect the proceeds from any divestitures.

If we do not realize the expected benefits of any acquisition or divestiture transaction, our financial position, results of operations, cash flows and stock price could be negatively impacted.

We may make strategic acquisitions in the future, and if the acquired companies do not perform as expected, this could adversely affect our operating results, financial condition and existing business.

We may continue to expand our business through strategic acquisitions. The success of any acquisition will depend on, among other things:

•	the availability of suitable candidates;

•	higher than anticipated acquisition costs and expenses;

•	competition from other companies for the purchase of available candidates;

•	our ability to value those candidates accurately and negotiate favorable terms for those acquisitions;

•	the availability of funds to finance acquisitions and obtaining any consents necessary under our credit facility;

•	the ability to establish new informational, operational and financial systems to meet the needs of our business;

•	the ability to achieve anticipated synergies, including with respect to complementary products or services; and

•	the availability of management resources to oversee the integration and operation of the acquired businesses.

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We may not be successful in effectively integrating acquired businesses and completing acquisitions in the future. We also may incur substantial expenses and devote significant management time and resources in seeking to complete acquisitions. Acquired businesses may fail to meet our performance expectations. If we do not achieve the anticipated benefits of an acquisition as rapidly as expected, or at all, investors or analysts may not perceive the same benefits of the acquisition as we do. If these risks materialize, our stock price could be materially adversely affected.

Government regulatory approval may be necessary before some of our products can be sold and there is no assurance such approval will be granted.

Our technology will have a number of potential applications in fields of use that will require prior governmental regulatory approval before the technology can be introduced to the marketplace. For example, we are exploring the use of our technology for certain medical diagnostic applications, with an initial focus on the monitoring of blood glucose. There is no assurance that we will be successful in developing glucose monitoring medical applications for our technology. If we were to be successful in developing glucose monitoring medical applications of our technology, prior clearance by FDA and other governmental regulatory bodies will be required before the technology could be introduced into the marketplace. Our devices leverage Machine Learning (ML) and Artificial Intelligence (AI) to process the massive data collected through the Bio-RFID sensor. ML/AI also controls the sensor operation, enabling the device to emit and capture data, and, ultimately, to identify and measure blood glucose levels. Machine learning-enabled device software functions (ML-DSF) continue to be evaluated by FDA, which recently released new guidance proposing a science-based approach for AI/ML-enabled medical devices to be modified and improved more quickly. There is no assurance that such regulatory approval would be obtained for a glucose monitoring medical diagnostic device or other applications requiring such approval. FDA can refuse to grant, delay, and limit or deny approval of an application for clearance of marketing a glucose monitoring device for many reasons. We may not obtain the necessary regulatory approvals or clearances to market these glucose monitoring systems in the United States or outside of the United States. Any delay in, or failure to receive or maintain, approval or clearance for our products could prevent us from generating revenue from these products or achieving profitability.

We or our manufacturers may be unable to obtain or maintain international regulatory clearances or approvals for our current or future products, or our distributors may be unable to obtain necessary qualifications, which could harm our business thus limited sales to the U.S.

Sales of our products internationally are subject to foreign regulatory requirements that vary widely from country to country. In addition, FDA regulates exports of medical devices from the U.S. Complying with international regulatory requirements can be an expensive and time-consuming process, and marketing approval or clearance is not certain. The time required to obtain clearances or approvals, if required by other countries, may be longer than that required for FDA clearance or approvals, and requirements for such clearances or approvals may significantly differ from FDA requirements. We may rely on third-party distributors to obtain regulatory clearances and approvals required in other countries, and these distributors may be unable to obtain or maintain such clearances or approvals. Our distributors may also incur significant costs in attempting to obtain and in maintaining foreign regulatory approvals or clearances, which could increase the difficulty of attracting and retaining qualified distributors. If our distributors experience delays in receiving necessary qualifications, clearances or approvals to market our products outside the U.S., or if they fail to receive those qualifications, clearances or approvals, then we may be unable to market our products or enhancements in international markets effectively, or at all.

Foreign governmental authorities that regulate the manufacture and sale of medical devices have become increasingly stringent and, to the extent we market and sell our products outside of the U.S., we may be subject to rigorous international regulation in the future. In these circumstances, we would be required to rely on our foreign independent distributors to comply with the varying regulations, and any failures on their part could result in restrictions on the sale of our product in foreign countries.

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Cybersecurity risks and cyber incidents could result in the compromise of confidential data or critical data systems and give rise to potential harm to customers, remediation and other expenses, expose us to liability under consumer protection laws, or other common law theories, subject us to litigation and federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business and operations.

Cyber incidents can result from deliberate attacks or unintentional events. We collect and store on our networks sensitive information, including intellectual property, proprietary business information and personally identifiable information of our customers. The secure maintenance of this information and technology is critical to our business operations. We have implemented multiple layers of security measures to protect the confidentiality, integrity and availability of this data and the systems and devices that store and transmit such data. We utilize current security technologies, and our defenses are monitored and routinely tested internally and by external parties. Despite these efforts, threats from malicious persons and groups, new vulnerabilities and advanced new attacks against information systems create risk of cybersecurity incidents. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, we may be unable to anticipate these incidents or techniques, timely discover them, or implement adequate preventative measures.

These threats can come from a variety of sources, ranging in sophistication from an individual hacker to malfeasance by employees, consultants or other service providers to state-sponsored attacks. Cyber threats may be generic, or they may be custom crafted against our information systems. Over the past several years, cyber-attacks have become more prevalent and much harder to detect and defend against. Our network and storage applications may be vulnerable to cyber-attack, malicious intrusion, malfeasance, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving our employees, contractors and temporary staff.

There can be no assurance that we will not be subject to cybersecurity incidents that bypass our security measures, impact the integrity, availability or privacy of personal health information or other data subject to privacy laws or disrupt our information systems, devices or business, including our ability to deliver services to our customers. As a result, cybersecurity, physical security and the continued development and enhancement of our controls, processes and practices designed to protect our enterprise, information systems and data from attack, damage or unauthorized access remain a priority for us. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any cybersecurity vulnerabilities.

Additionally, the U.S. may institute additional cybersecurity requirements especially for medical devices. For example, the data security requirements in the Food and Drug Omnibus Reform Act (“FDORA”), enacted in December 2022, that among other provisions, requires developers of certain “cyber devices” to design and implement plans to monitor, identify and address cybersecurity vulnerabilities of those devices and to submit those plans to FDA as part of every new 510(k) or PMA for a cyber device. “Cyber devices” are defined as devices that include software, connect to the internet, and contain any technological features that could be vulnerable to cybersecurity threats. This provision entered into effect on March 29, 2023, and FDA has indicated that it expects sponsors of cyber devices to begin to comply with these requirements as of October 1, 2023. FDA has stated that failure to comply with these requirements will result in FDA denying approval of the cyber device application.

We are subject to corporate governance and internal control requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements could adversely affect our business.

We must comply with corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, as well as additional rules and regulations currently in place and that may be subsequently adopted by the Securities and Exchange Commission, or the SEC, and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial.

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We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters in the future. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

Risks Related to Ownership of Our Common Stock

If we are unable to comply with the continued listing requirements of the NYSE American, then our common stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions.

Our common stock is currently listed on the NYSE American and the continued listing of our common stock on the NYSE American is contingent on our continued compliance with a number of listing requirements. If we are unable to comply with the continued listing requirements of the NYSE American, our common stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders, as well as satisfy other listing requirements of the NYSE American. In addition to these objective standards, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American.

We have been informally advised by the staff of NYSE American that, given our current stockholders equity and history of net losses, we may be subject to the equity standards set forth in Section 1003(a)(ii) and (iii) of the NYSE American Company Guide, and that we may not satisfy these standards or the exemption criteria for these standards. There is no assurance that we will be able to maintain compliance with the NYSE American continued listing rules and/or continue its listing on the NYSE American in the future.

If the NYSE American delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect the common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	substantially impair our ability to raise additional funds;

•	result in a loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•

potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

The price of our common stock is volatile, which may cause investment losses for our stockholders.

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The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

•

Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

•	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;

•	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;

•	Sale of a significant number of shares of our common stock by stockholders;

•	General market and economic conditions;

•	Quarterly variations in our operating results;

•	Investor and public relation activities;

•	Announcements of technological innovations;

•	New product introductions by us or our competitors;

•	Competitive activities;

•	Low liquidity; and

•	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition, and results of operations.

The sale of a significant number of our shares of common stock could depress the price of our common stock.

As of March 31, 2024, we had 82,512,166 shares of common stock issued and outstanding. As of March 31, 2024, there were options outstanding for the purchase of 29,022,106 shares of our common stock (including unearned stock option grants totaling 4,179,825 shares related to performance targets), warrants for the purchase of 25,984,961 shares of our common stock, 8,108,356 shares of our common stock issuable, collectively, upon the conversion of our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, and approximately 3,361,095 shares of our common stock, collectively, reserved to pay accrued dividends on our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock. In addition, we currently have 9,020,264 shares of our common stock at the current price of $0.25 per share reserved and are issuable upon conversion of convertible debentures of $2,761,939 and 4,800,000 shares of our common stock at the current price of $1.00 per share reserved and are issuable upon conversion of convertible debentures of $4,800,000.  Further, under the current terms of our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, and assuming no changes in the ownership thereof, going forward on a quarterly basis we will accrete as a preferred dividend the value of approximately 160,000 shares of common stock, which are issuable if such dividends become payable as additional shares of preferred stock, and such preferred stock is then converted into common stock. All of the foregoing shares could potentially dilute future earnings per share but are excluded from the March 31, 2024, calculation of net loss per share because their impact is antidilutive.

Significant shares of common stock are held by our principal stockholders, other company insiders and other large stockholders. As “affiliates,” as defined under Rule 144 under the Securities Act, our principal stockholders, other of our insiders and other large stockholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

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These options, warrants, convertible notes payable and convertible preferred stock could result in further dilution to common stockholders and may affect the market price of the common stock.

Future capital raises or other issuances of equity or debt securities may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

Pursuant to our articles of incorporation, we are authorized to issue 200,000,000 shares of common stock. To the extent that common stock is available for issuance, subject to compliance with applicable stock exchange listing rules, our board of directors has the ability to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of any additional shares could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our common stock.

Pursuant to our articles of incorporation, we are also authorized to issue 5,000,000 shares of blank check preferred stock of which 30,000 shares have been designated as our Series C Convertible Preferred Stock and 20,000 shares have been designated as our Series D Convertible Preferred Stock. Such preferred stock is senior to our common stock in terms of dividend priority and liquidation preference. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation preference and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of our common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to designate or issue any shares of our authorized blank check preferred stock, there can be no assurance that we will not do so in the future.

As a result of the modifications of our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (see Description of Securities—Preferred Stock), assuming no changes in the amount of outstanding Series C Convertible Preferred Stock or Series D Convertible Preferred Stock ownership, going forward on a quarterly basis the Company will accrete as a preferred dividend the value of approximately 160,000 shares of common stock. Future accreted dividends will be settled by issuing additional shares of preferred stock which can then be converted to common stock.

In the future, we may also attempt to increase our capital resources by offering debt securities. These debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets.

Because our decision to issue securities or incur debt in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your shares and diluting your interest in us.

The exercise prices of certain warrants, and the conversion prices of our outstanding convertible notes payable and our preferred stock may require further adjustment.

If in the future, the Company sells its common stock at a price below $0.25 per share, the conversion price of our outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock would adjust below $0.25 per share pursuant to the documents governing such instruments. In addition, the conversion price of the convertible promissory notes referred to above and the exercise price of certain outstanding warrants to purchase 9,020,264 shares of common stock would adjust below $0.25 per share pursuant to the documents governing such instruments.

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If our company were to dissolve or wind-up operations, holders of our common stock would not receive a liquidation preference.

If we were to wind up or dissolve our company and liquidate and distribute our assets, our common stockholders would share in our assets only after we satisfy any amounts we owe to our creditors and preferred equity holders. If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution. Accordingly, it is very unlikely that sufficient assets will remain available after the payment of our creditors and preferred equity holders to enable common stockholders to receive any liquidation distribution with respect to any common stock.

The warrants will become exercisable only if we achieve FDA clearance of our KnowU™ product or our company completes a control prior to expiration of the warrants.

The warrants offered in this offering are not exercisable upon issuance and will become exercisable only if we achieve FDA clearance of our KnowU™ product or our company completes a control prior to expiration of the warrants, which will occur on the fifth anniversary of the date the warrants are issued. If we are unable to achieve FDA clearance of our KnowU™ product or to complete a control prior to expiration of the warrants, then the warrants will expire without being exercisable and have no further value.

The warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date that the warrants become exercisable, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $_____ per share (100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In addition, there is no established trading market for the warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the warrants will be limited.

Holders of the warrants offered in this offering will have no rights as a common stockholder unless and until they acquire our common stock.

Until holders of the warrants offered in this offering acquire shares of our common stock upon exercise of the warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the warrants could discourage an acquisition of us by a third party.

Certain provisions of the warrants could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We have used almost all of our unreserved, authorized shares.

After giving effect to this offering, we will have used almost all of our unreserved authorized shares and will need stockholder approval to implement an increase in our authorized shares of common stock or a reverse stock split. There is no assurance that stockholders approval will be obtained, in which event we will be unable to raise additional capital through the issuance of shares of common stock to fund our future operations.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $_____, or $_____ if the underwriters exercise in full their option to purchase additional units of common stock and warrants assuming a public offering price of $_____ per unit, the last reported sale price per share of our common stock on June _____, 2024 as reported on the NYSE American, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The public offering price will be determined between us and the underwriters based on market conditions at the time of pricing and may be at a discount to our current market price. We intend to use the proceeds from this offering for product development, intellectual property development, marketing, operating expenses and general corporate purposes.

Each $_____ increase or decrease in the assumed public offering price of $_____ per unit would increase or decrease the net proceeds from this offering by $_____, assuming the number of units, as set forth on the cover of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering. An increase or decrease of _____ in the number of units offered by us, as set forth on the cover of this prospectus, would increase or decrease the net proceeds from this offering by approximately $_____, assuming the assumed public offering price per unit remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change by these amounts in either the public offering price per unit offered by us would have a material effect on our use of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

We intend to use the net proceeds of this offering as follows (dollars in thousands):

$
Product development	$	___,000
Clinical studies		___,000
General and administrative, intellectual property		___,000
Working capital		___,000
Net proceeds	$	___,000

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short‑term, interest‑bearing, investment‑grade securities.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024 on an actual basis; and on an as adjusted basis to give effect to the issuance of shares of common stock and warrants in the offering at an assumed public offering price of $_____ per share of common stock, the closing price per share of our common stock on June _____, 2024, as reported on the NYSE American, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the offering price of our Units and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, subsequent Quarterly Reports on Form 10-Q for the periods ended December 31, 2023, and March 31, 2024, each of which is incorporated herein by reference.

In thousands of $

	March 31, 2024
	Actual	Pro Forma
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$4,710	$-

Convertible notes payable	$5,449	$-

STOCKHOLDERS' EQUITY
Series C Convertible Preferred Stock	$2	$-
Series D Convertible Preferred Stock	1	-
Common stock	82	-
Additional paid in capital	129,008	-
Accumulated deficit	(130,847)	-
Total stockholders' equity	$(1,754)	$-
Total capitalization	$3,695	$-

If the underwriters exercise the over‑allotment option in full, each of our as adjusted cash, total stockholders’ equity and total capitalization would be $_____, $_____ and $_____, respectively.

The table above excludes the following shares:

•

29,022,106 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2024 under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted average exercise price of $0.84 per share (including unearned stock option grants totaling 4,179,825 shares related to performance milestones);

•	7,436,706 additional shares of our common stock that are reserved for issuance under the 2021 Plan;

•

8,108,356 shares of our common stock issuable upon the conversion of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as of March 31, 2024, and approximately 3,361,095 shares of common shares reserved to pay dividends on the outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, through March 31, 2024;

•	13,820,264 shares of our common stock issuable upon the conversion of convertible debentures outstanding as of March 31, 2024;

•	25,984,961 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2024 at a weighted average exercise price of $1.06 per share; and

•

up to _____ shares of our common stock issuable upon exercise of the Representative’s Unit Purchase Option in connection with this offering, and _____ shares of our common stock issuable upon exercise of the warrants underlying the Representative’s Unit Purchase Option.

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DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2024 was approximately ($1,754,000), or ($0.021) per share of our common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

After giving effect to the sale of units in this offering at the assumed public offering price of $_____ per unit (the last reported sale price of our common stock on the NYSE American on June _____, 2024), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $_____, or $_____ per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $_____ per share to our existing stockholders, and an immediate dilution of $_____ per share to new investors purchasing securities in this offering at the assumed public offering price. The final public offering price will be determined between us, the underwriters in the offering based on market conditions at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$-
Net tangible book value per share as of March 31, 2024	$(0.021)
Increase in net tangible book value per share attributable to this offering	$-
Pro forma as adjusted net tangible book value per share after this offering		$-
Amount of dilution in net tangible book value per share to new investors in this offering		$-

A $0.50 increase (decrease) in the assumed public offering price of $_____ per share (the last reported sale price of our common stock on the NYSE American on June _____, 2024) would result in an increase in our as adjusted net tangible book value per share after this offering by approximately $_____ and the dilution per share to new investors purchasing units in this offering by $_____ assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of securities to be issued in this offering. Each increase or decrease of _____ units offered by us would increase or decrease our as adjusted net tangible book value per share and the dilution per share to new investors purchasing securities in this offering by $_____ assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the underwriter at pricing.

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options, convertible preferred stock, convertible notes and warrants.

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The discussion and table above are based on 82,512,166 shares of our common stock outstanding as of March 31, 2024, and do not include as of March 31, 2024:

•

29,022,106 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2024 under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted average exercise price of $0.84 per share (including unearned stock option grants totaling 4,179,825 shares related to performance milestones);

•	7,436,706 additional shares of our common stock that are reserved for issuance under the 2021 Plan;

•

8,108,356 shares of our common stock issuable upon the conversion of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as of March 31, 2024, and approximately 3,361,095 shares of common shares reserved to pay dividends on the outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, through March 31, 2024;

•	13,820,264 shares of our common stock issuable upon the conversion of convertible debentures outstanding as of March 31, 2024;

•	25,984,961 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2024 at a weighted average exercise price of $1.03 per share; and

•

up to _____ shares of our common stock issuable upon exercise of the Representative’s Unit Purchase Option in connection with this offering, and _____ shares of our common stock issuable upon exercise of the warrants underlying the Representative’s Unit Purchase Option.

To the extent that our outstanding options or warrants are exercised, new options are issued under our equity incentive plan, or additional shares of our common stock are issued in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

BUSINESS

Overview

Know Labs is an emerging leader in non-invasive medical diagnostics. We are focused on the development and commercialization of our proprietary sensor technology utilizing radio and microwave spectroscopy. When paired with our artificial intelligence and machine learning derived algorithms, our technology is capable of uniquely identifying and measuring almost any material or analyte using electromagnetic energy to detect, record, identify, and measure the unique “signature” of said materials or analytes. While the Company’s core focus is on medical diagnostics its technology is a true platform with a myriad of applications outside of the medical diagnostic realm.

The first application of our sensor technology is in a product to non-invasively monitor blood glucose levels. Our device will provide the user with real-time information on their blood glucose levels. We recently announced our KnowU™ non-invasive wearable continuous glucose monitor working prototype device. This device embodies the sensor which has been used in internal clinical testing. We are expanding our testing, both internally and externally, and will continue to refine the device over time, which will require FDA clearance before entering the market.

Following FDA clearance of our non-invasive blood glucose monitoring device, Know Labs plans to expand its sensor technology to other non-invasive medical diagnostic applications. As a platform technology, it can identify numerous other analytes in the human body that are important in medical diagnostics and human health and wellness. With data gathered over time by our sensor and analyzed by our algorithms our longer-term vision is to develop a technology that can provide what we call, “predictive health,” or an early warning system regarding the onset of disease.

While medical diagnostics applications, with blood glucose monitoring paramount, are the focus of Know Labs, the Company’s proprietary radio frequency and microwave spectroscopy platform have broad applicability outside of the medical diagnostic realm. We have identified and are implementing new core workstreams to leverage our intellectual property portfolio of over 300 active patent assets, to generate revenues through patent licensing of opportunities developed in a “Skunkworks” program. We will make further announcements regarding this activity as work progresses.

Corporate History and Structure

Know Labs, Inc. was incorporated under the laws of the State of Nevada in 1998. Since 2007, our company has been focused primarily on research and development of proprietary spectroscopic technologies spanning the electromagnetic spectrum.

Know Labs has one wholly owned subsidiary, Particle, Inc. incorporated on April 30, 2020. At this time there is no material activity in the Particle subsidiary while the Company gives all of its attention to its focus on its sensor technology and glucose monitoring device development.

The Know Labs Technology

We have internally and under contract with third parties developed proprietary platform technology to uniquely identify and measure almost any organic and inorganic material or analyte. Our patented technology directs electromagnetic energy in the radio wave and microwave frequencies to a substance or material to capture a unique molecular signature through the activation of a dialectic response known as permittivity from targeted analytes. We then perform analytics with our Artificial Intelligence (AI) and Machine Learning (ML) driven algorithms which will allow us to accurately identify and measure individual materials and analytes at the molecular level.

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Our technology provides a unique platform upon which a myriad of applications can be developed. Our radio frequency dielectric spectroscopy technology is an “enabling” technology that brings the science of electromagnetic energy to low-cost, real-world commercialization opportunities across multiple industries. The technology is foundational and, as such, the basis upon which we believe significant businesses can be built. While we are pursuing our core focus on commercializing our non-invasive continuous glucose monitor, we believe non-core clinical, non-clinical and medical research applications represent a multitude of opportunities for strategic collaboration, joint development, and licensing agreements with leading companies in their respective industries.

We believe an important competitive differentiator for our sensor technology to be its ability to not only identify a wide range of organic and inorganic materials and analytes, but to do so non-invasively, and in real-time, which potentially enables new multivariate models of clinical diagnostics, and health and wellness monitoring.

Know Labs Sensor Technology:  Hardware and Software

Our sensor technology embodies two key components: hardware and software. The key hardware component includes a sensor which both sends and receives a radio frequency signal. The data obtained by the receiving aspect of the sensor is analyzed by software. Today, the sensor portion of our hardware development is complete. This sensor is currently being used in our internal tests, and has been for the past several months, gathering billions of data points to further refine our algorithms. It is the core component in our KnowU wearable, continuous glucose monitor prototype device and will be a core component of future versions of our device.

As a consequence, a significant amount of our focus has shifted from product development to data collection and algorithm development. This involves sophisticated development of AI and ML algorithms which derive meaningful information from the raw data obtained by our sensor. These algorithms are developed through the utilization of AI and ML by means of training various models. We will continue data collection to further refine the accuracy of the algorithm until we feel confident that we can be successful in FDA clinical trials and bring to the market the first non-invasive continuous glucose monitor.

Early Results

We previously announced the results of an internal exploratory study comparing tests between our sensor technology and the leading continuous glucose monitors from Abbott Labs (Freestyle Libre®) and Dexcom (G6®). These results provided evidence of a high degree of correlation between our technology and the current industry leaders and their continuous glucose monitors. Our patented technology is fundamentally differentiated from these industry leaders as our technology completely non-invasively monitors blood glucose levels. We also believe our technology successfully addresses the limiting qualities of non-invasive optical technologies whose diagnostic capacities may be inhibited by skin tones and other factors.

On March 6, 2024, we announced interim results from our internal clinical research study, which assessed the accuracy of our proprietary radiofrequency (RF) dielectric sensor in non-invasively measuring blood glucose in participants with prediabetes and Type 2 diabetes using venous blood as a comparative reference – resulting in an overall Mean Absolute Relative Difference (MARD) of 11.1%. The ML model was trained to estimate reference venous blood glucose values on 80% of the data (520 paired values) randomly selected from measured values and then tested on the remaining, held out 20% (130 paired values), where a paired value is defined as data collected from the novel RF sensor paired with a single venous blood glucose value. This study has since been completed and represents an important step in our clinical development by using venous blood as a comparator, which will be required for future FDA clearance, and testing within the target population of the ultimate commercial product.

We continue to build the internal and external development team necessary to commercialize our technology. Our ability to obtain exacting results from the data collected through our sensor technology is enabled by our trade secret algorithms built through our AI and ML platform. We have been and continue to refine these algorithms so they can accurately determine blood glucose levels across a broad population. We believe our platform technology can also provide accurate measurements for blood alcohol and blood oxygen levels, both of which we have identified in preliminary tests. We expect our platform to provide the analytics for the long list of other potential analytes in the human body many of which are set forth in our issued patent USPTO 11,033,208 B1.

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Validation and FDA Clearance

We are also focused on building strong external validation of the technology. This on-going initiative should provide additional evidence and support as we look to approach FDA approval. Over the past year, we have announced several significant validating studies. They include:

Interim results of our most recent clinical research study titled, “Non-Invasive Blood Glucose Monitoring in People with Diabetes Using an RF Sensor and Venous Blood Comparator.” This study was conducted in house at the Company’s lab and the interim results were presented at 17th International Conference on Advanced Technologies & Treatments for Diabetes (ATTD) in Florence, Italy on March 6-9, 2024. The study assessed the accuracy of Know Labs’ proprietary radiofrequency dielectric sensor in non-invasively measuring blood glucose in participants with prediabetes and Type 2 diabetes using venous blood as a comparative reference – resulting in an overall Mean Absolute Relative Difference (MARD) of 11.1%.

Results of a proof-of-principle study titled, “Detecting Unique Analyte-Specific Radio Frequency Spectral Responses in Liquid Solutions, Implications for Non-Invasive Physiologic Monitoring.” This study was conducted in collaboration with Mayo Clinic, sponsored by the Company, and its results were presented at the 2023 American Physiological Society (APS) Summit. The study demonstrated the accuracy of the sensor in quantifying three different analytes in vitro. In the peer-reviewed publication, it was found Bio-RFID achieved 100% accuracy in quantifying these three different analytes in vitro. The study was peer-reviewed by Sensors Journal and American Physiology Society.

Results of our technical feasibility study titled, “Technical Feasibility of a Novel Sensor for Non-Invasive Blood Glucose Monitoring Compared to Dexcom G6®.” These results were presented at the American Association of Clinical Endocrinology (AACE) Annual Meeting in Seattle, WA on May 5, 2023. The study was performed by the Know Labs Clinical Development Team at Know Labs Research Laboratory in Seattle. The purpose of this technical feasibility study was to demonstrate hardware and software infrastructure stability, and to collect additional data to determine the accuracy of the sensor at quantifying BGC in vivo non-invasively using radio frequency by means of training a neural network (NN) model to predict readings of the Dexcom G6® as a proxy for BGC. The study was peer-reviewed by the American Association of Clinical Endocrinology.

Results of a study titled, “Algorithm Refinement in the Non-Invasive Detection of Blood Glucose Using Know Labs’ Bio-RFID Technology.” The study demonstrates that algorithm optimization using a light gradient-boosting machine (lightGBM) machine learning model improved the accuracy of Know Labs’ Bio-RFID™ sensor technology at quantifying blood glucose using predicted readings of the Dexcom G6® as a proxy for BGC, demonstrating an overall Mean Absolute Relative Difference (MARD) of 12.9% – which is within the range of independently reported values for certain FDA-cleared blood glucose monitoring devices. The study was performed by the Know Labs Clinical Development Team at Know Labs Research Laboratory in Seattle, and reviewed by members of Know Labs’ Scientific Advisory Board.

Results from a study titled, “Novel data preprocessing techniques in an expanded dataset improve machine learning model accuracy for a non-invasive blood glucose monitor.” The study demonstrates that continued algorithm refinement and more high-quality data improved the accuracy of Know Labs’ proprietary Bio-RFID sensor technology, resulting in an overall Mean Absolute Relative Difference (MARD) of 11.3%. As with all Know Labs’ previous research, this study was designed to assess the ability of the Bio-RFID sensor to non-invasively and continuously quantify blood glucose, using the Dexcom G6® continuous glucose monitor (CGM) as a reference device and proxy for BGC. In this study where data collection was completed in May of 2023, Know Labs applied novel data preprocessing techniques and trained a light gradient-boosting machine (lightGBM) model to predict blood glucose values of Dexcom G6® CGM using 3,311 observations – or reference device values – from over 330 hours of data collected from 13 healthy participants. With this method, Know Labs was able to predict blood glucose in the test set – the dataset that provides a blind evaluation of model performance – with a MARD of 11.3%. The study was performed by the Know Labs Clinical Development Team at Know Labs Research Laboratory in Seattle and reviewed by members of Know Labs’ Scientific Advisory Board.

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As the Company successfully completed its foundational studies, created a stable sensor that delivers repeatable results, and developed a software infrastructure to manage and interpret large, novel datasets, it will continue to expand its testing and data gathering with larger and more diverse populations. These new studies will help determine the need, if any, for individual calibration and will evaluate the technology’s performance throughout continuous wear, in more real-world environments, and within more expansive glycemic ranges, including the hypoglycemic range (<70 mg/dL). Our data science and algorithm development efforts in 2024 include refining our algorithm to create personalized models, ensuring it is calibrated with blood glucose reference data from each individual using the KnowU and enabling an accurate glucose value estimation for a known population whenever the device is worn in the future. Building personalized models is an early step toward a generalized algorithm, but the ability to create these models may themselves prove to be viable in an FDA-cleared commercial device.

We have also begun the internal and external process to pursue FDA clearance for our non-invasive blood glucose monitor. Our Chief Medical Officer, medical and regulatory advisory board, our entire executive team along with external advisors guide us in this process. Additionally, our third-party quality assurance and documentation consultants help ensure that the rigorous requirements of FDA are met. We are unable to estimate the time necessary for FDA approval or the likelihood of success in that endeavor.

Product Strategy

On February 27, 2024, we announced the next iteration of our Generation 1 prototype device, the KnowU, a wearable non-invasive continuous glucose monitor. Our desire is to obtain FDA clearance for the marketing of a version of this product. We are currently undergoing further internal development work of this product for the commercial marketplace and expanding current clinical research using the KnowU. The wearable nature of the KnowU will enable continuous data collection and yield a large volume of data that machine learning algorithms require to improve accuracy across all intended use-cases. We have also announced the engagement of several strategic partners and advisors focused on sensor technology, product design, data science, machine learning, manufacturing and regulatory affairs, who we will work with to bring this product to market.

As we showcase our Generation 1 prototype device and our KnowU wearable non-invasive continuous glucose monitor to audiences around the world, we have received strong interest in the use of our technology as a screening device, especially in populations with high incidence of diabetes, where early detection can lead to improved outcomes. Our non-invasive device may be used by multiple individuals in diverse settings (i.e. hospitals, schools, clinics, etc.) which is not possible with the legacy incumbent CGM manufacturers Dexcom and Abbott Labs. Internally, we identify this as a Rest of the World product. We will make further announcements regarding our products as development, testing, manufacturing, and regulatory approval work progresses.

Our efforts are entirely focused on productizing our sensor technology and collecting high quality data for validation purposes, including third-party studies, and appropriate and required clinical trials. At this point in our development cycle, the hardware continues to be further miniaturized and optimized, the product form factor is moving in the direction of a final product that will be used for FDA clinical trials and the algorithms which provide results from the data collected by our sensor are being refined to improve accuracy.

Sales and Marketing

While we continue with our internal development efforts and the move toward clinical trials for FDA clearance of our non-invasive blood glucose monitor, we will explore the several potential avenues for moving our first product and potential follow-on products into the marketplace. The avenues being explored include direct to consumer, initial launch partners, broad distribution partners, licensing partners and private label approaches to the market, among others. As part of our growth strategy, we have begun discussions with potential biopharma, medical device, and consumer electronics partners regarding joint development agreements. These agreements could be strategic collaborations that could help us accelerate development and commercial launch. Others could focus on development and clinical work to identify additional analytes or work to integrate our technology into and with that of a joint development partner. In parallel, we have begun to build our internal commercial and marketing team as we prepare for and decide upon the optimal approach to the marketplace. We attend and engage in conferences worldwide focused on diabetes management and technology, which are valuable for building Know Labs’ reputation and network in the industry.

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Competition

The technology industry, generally, and blood glucose monitoring and other medical diagnostic markets in particular, are intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities by industry participants. To compete successfully, we will need to demonstrate the advantages of our products and technologies over well-established alternative solutions, products, and technologies, including legacy providers of blood glucose monitoring technology. There are also new entrants working to achieve a non-invasive solution or more acceptable blood glucose monitoring solutions which may or may not be similar to our technology. Ultimately we must convince the patient, medical and the insurance reimbursement market of the advantages of our products and technologies.

We group our competition into three large categories. Those are (i) large global technology companies who may enter the blood glucose monitoring and other medical diagnostic markets, (ii) legacy providers of blood glucose monitoring technology, and (iii) new entrants working to achieve a non-invasive solution or more acceptable blood glucose monitoring solutions which may or may not be similar to our technology. With regard to companies in each category, we perform due diligence from all publicly available sources of information on their relevant technologies and their product plans. This information informs and refines our activities and underscores our sense of urgency as we work to bring our own technology to the marketplace. As it relates to all competitors, we continue to focus on building the world’s most robust patent portfolio in this space. PatSnap Research and ipCapital Group, two leading patent analytic firms, have ranked Know Labs #1 for global patent leadership in non-invasive glucose monitoring patents. We have retained both organizations to perform patent related work. We continue to build out our patent portfolio and grow our trade secret AI and ML driven algorithms. Patents issued, pending, and in-process increased from 159 to 336 year over year (+109% vs. market +35%*) reflecting our high rate of innovation.

With respect to our planned non-invasive continuous glucose monitor, we will face direct and indirect competition from a number of competitors who have developed or are developing products for continuous monitoring of glucose levels. These competitors include Dexcom, Inc., Abbott Laboratories, Medtronic plc, Roche Diagnostics, LifeScan, Inc., Ascensia Diabetes Care Holdings AG, Senseonics Holdings, Inc., Integrity Applications, Inc., Nemaura Medical, Biolinq Inc., and Profusa, Inc. Our planned solution will also compete with traditional glucometers, which remain an inexpensive alternative. We also compete with companies who are seeking to create non-invasive glucose monitors, such as Movano, Inc., Hagar, Afon and DiaMonTech AG. Because of the large size of the potential market for our products, it is possible that new or existing competitors may develop competing products, procedures, or clinical solutions that could prove to be more effective, safer, or less costly than our solution. The introduction of new products, procedures, or clinical solutions by competitors may result in price reductions, reduced margins, or loss of market share, or may render our products obsolete. Many of the companies we will compete with enjoy significantly greater name recognition and have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and sales and marketing of approved products than we have.

It is important, as we approach the market with what we call the “next generation” of glucose monitor, to do so in the context of the progress that has been made over the last forty years. Glucose levels were historically determined by testing urine. In the early 1980s, came the introduction of the fingerstick with its enzymatic determination of glucose levels from blood drawn from the finger. In the early 2000s, Dexcom and Abbott Labs came to the market with the first continuous glucose monitors utilizing their own enzymatic determination of blood glucose from interstitial fluid.

We believe that our non-invasive glucose monitor represents the “Next generation” whether used in a continuous or as spot check screening manner.

The current estimation of the size of the global population suffering from diabetes is estimated by the International Diabetes Federation to be 579 million. It is expected to reach 643 million by 2030 and 784 million by 2040.  Currently, the leading CGM providers, Dexcom, Abbott and Medtronic have 100% of the market share of CGMs. Based upon latest available information from their regulatory filings they have penetrated less than 1% of the global addressable market. While competitive analysis is always an important part of our business strategy and thinking, the scope of the market provides room for a number of providers of accurate, less expensive and more sustainable technology.

Mergers and acquisitions in the medical device, biotechnology and diagnostic industries may result in even more resources being concentrated among a smaller number of our competitors. Other small or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. There are also several academic and other institutions involved in various phases of technology development regarding blood glucose monitoring devices.

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Competitive Advantages

We believe our key competitive strengths include:

•

Through first principles, our sensor technology’s ability to not only identify a wide range of organic and inorganic materials and analytes, but to do so non-invasively, accurately, and in real time, which potentially enables new multivariate models of clinical diagnostics, and health and wellness monitoring.

•	Our sensor technology is non-invasive, using radio waves to identify and measure what is going on inside the body.

•

Our sensor technology platform can be integrated into a variety of wearable, mobile, or counter-top form factors, and we believe eventual interoperability with existing products from current market leaders.

•	No needles nor invasive transmitters in your body, making our sensor convenient and pain-free.

•	No expensive supplies, such as replaceable sensors, test strips and lancets or other disposables, are required to operate our device.

•	A core focus on accessibility and affordability for the populations we will serve around the globe.

•

The current prototype sensor collects approximately 1.5 million data points per hour, which allows us to potentially build a deep understanding of health and wellness that other sensors may not be able to.

•	Know Labs is the world intellectual property leader in non-invasive blood glucose monitoring, according to ipCG Capital and PatSnap Research.

Growth Strategy

The key elements of our strategy to grow our business include:

•	Initially, entering the diabetes glucose monitoring market with our non-invasive continuous glucose monitoring device.

•

Following our entry into the glucose monitoring market, entering other clinical monitoring markets for continuous, non-invasive hormone, medication metabolites, endocrinology components, and biomolecular monitoring.

•

Applying our platform technology to lifestyle analysis, clinical trials, and chronic illnesses. We believe that potential use cases include real-time wearable medication monitoring and detection of, for example, ovulation and hormone deficiency.

•

With a potential ever-growing body of non-invasively determined analytes available from individuals utilizing our technology we believe, over time, with longitudinal data we will be able to engage in so-called “predictive health” and provide early warnings of the onset of disease.

•

Significantly, every new application will likely function utilizing the same sensor. We expect that hardware changes will not be required to target new analytes, so you will not need a new device, but an updated software algorithm will be required.

•	Each new application provides potential new opportunities for monetization of the platform technology. Each additional analyte we identify over time may require its own subsequent FDA clearance.

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Research and Development

Our current research and development efforts are primarily focused on improving our radio frequency spectroscopy technology for the monitoring of blood glucose. As part of this effort, we continuously perform clinical testing of our devices, and we conduct on-going laboratory testing to ensure that application methods are compatible with the end-user and regulatory requirements, and that they can be implemented in a cost-effective manner. Over time, we plan to focus on extending the capacity of our sensor technology to identify new analytes and applications. Our current internal team along with outside consultants have considerable experience working with the application of our technologies. We engage third party experts as required to supplement our internal team. We incurred expenses of approximately $3,662,000 and $4,307,000 for the six months ended March 31, 2024 and 2023, respectively, on development activities.

The cornerstone of our foundational platform technology is our intellectual property portfolio. We have pursued an active intellectual property strategy which includes focus on patents where appropriate and a diligent protection of trade secrets. To date, we have been granted 37 patents and 26 design patents. These include 13 patents on our early work on the visible and near visible portions of the electromagnetic spectrum, which were a point of creative departure as we explored and invented our current radio frequency sensor technology. These also include 9 patents related to our Particle subsidiary. We currently have a number of patents pending and continue, on a regular basis, with the filing of new patents. If we include pending patents, our IP portfolio reaches 327 patents issued and pending, which positions the company as the top worldwide IP holder in non-invasive blood glucose monitoring, according to ipCapital Group, a leading IP and innovation consulting firm. We possess all rights, title and interest to the issued patents.

Our issued patents will expire at various times between 2027 and 2047. Pending patents, if and when issued, may have expiration dates that extend further in time. The duration of our trademark registrations varies from country to country. However, trademarks are generally valid and may be renewed indefinitely as long as they are in use and/or their registrations are properly maintained.

The issued patents cover the fundamental aspects of our radio frequency spectroscopy technology and a number of unique applications. We have filed patents, which are pending, on the additional fundamental aspects of our technology and growing number of unique applications. We will continue, over time, to expand our patent portfolio.

Additionally, significant aspects of our technology are maintained as trade secrets which may not be disclosed through the patent filing process. We are diligent in maintaining and securing our trade secrets, in particular as they involve our AI and ML driven algorithms.

We shall also have an exclusive, perpetual and royalty free right to any patent(s) or other intellectual property which Phillip Bosua, our former CEO, someone working under direction of Mr. Bosua, or any successor or assignee develops, relating to Know Labs’ technology within a period of five years after January 23, 2023.

Related Patent Assets

Inherent in a platform technology is the ability to develop or license technology in diverse fields of use apart from our core focus. We focus on human health and wellness with a first focus on the non-invasive monitoring of blood glucose. We plan to pursue the identification of a multitude of analytes in the human body that are important to diagnostics over time. We also plan to identify, over time, opportunities for our intellectual property to be deployed in areas outside of human health and wellness.

We may, although we cannot guarantee that we will, create other such subsidiaries over time. Additionally, we may license our intellectual property to third parties so that they may pursue activities that are not a part of our core focus.

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Employees

As of March 31, 2024, we had 14 full-time and part-time employees. Our senior management and other personnel are co-located in our Seattle, Washington offices and remote. The Company expanded its utilization of consulting firms and individual contractors to supplement our reduced workforce in an effort to reduce fixed expenses and extend operating resources.

RESULTS OF OPERATIONS

Overview

Know Labs is an emerging leader in non-invasive medical diagnostics. We are focused on the development and commercialization of our proprietary sensor technology utilizing radio and microwave spectroscopy. When paired with our machine learning platform, our technology is capable of uniquely identifying and measuring almost any material or analyte using electromagnetic energy to detect, record, identify, and measure the unique “signature” of said materials or analytes.

Recent Developments

On September 15, 2023, we signed amendments to the convertible promissory or OID notes, held by Clayton A. Struve and Ron Erickson, who also serves as our Chief Executive Officer, to extend the due dates to September 30, 2024.

On September 29, 2023, we closed an offering of our common stock pursuant to which we sold 28,000,000 shares of common stock, at a purchase price of $0.25 per share. After deducting underwriting commissions and other offering expenses, we received net proceeds of $5,472,791. As part of the offering, we issued common stock purchase warrants to the underwriter representatives to purchase an aggregate of 1,960,000 shares of Common Stock at an exercise price of $0.25 per share, subject to adjustments. The warrants are immediately exercisable and may be exercised at any time and from time to time, in whole or in part, until September 26, 2028 and may be exercised on a cashless basis.

On October 26, 2023, we closed an offering of our common stock pursuant to which we sold 883,061 shares of common stock, at a purchase price of $0.25 per share. After deducting underwriting commissions and other offering expenses, we received net proceeds of $203,105. We issued common stock purchase warrants to Boustead Securities, LLC and The Benchmark Company, LLC to purchase an aggregate of 123,648 shares of Common Stock at an exercise price of $0.25 per share, subject to adjustments.

Based upon the modified terms and conditions of our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock certificates of designations, it was determined that Series C Convertible Preferred Stock and Series D Convertible Preferred Stock dividends need to be accreted going forward. As of March 31, 2024, cumulative unpaid Series C Convertible Preferred Stock and Series D Convertible Preferred Stock dividends totaled approximately $840,000, which on a converted-to-common-stock basis represents approximately 3,361,095 shares of common stock. We have recorded $3,590,283 in cumulative deemed dividends related to Series C Convertible Preferred Stock and D preferred stock which have not been paid, net of the approximately $351,000 of accumulated dividends with respect to the Series D Convertible Preferred Stock that were settled for 1,402,784 shares of common stock. Mr. Struve is subject to an ownership blocker limiting his ownership to 4.99% of our outstanding shares of common stock and thus the number of common shares he can receive for dividends. Unpaid accreted stock dividends will be issued to Mr. Struve if he converts preferred stock or if the Board declares a dividend thereon, limited to his 4.99% ownership blocker. Assuming no changes in the amount of outstanding Series C Convertible Preferred Stock or Series D Convertible Preferred Stock ownership, going forward on a quarterly basis the Company will accrete as a preferred dividend the value of approximately 160,000 shares of common stock, which are issuable if such dividends become payable as additional shares of preferred stock, and such preferred stock is then converted into common stock.

On February 27, 2024, we (a) entered into a securities purchase agreement with Lind Global Fund II LP (“Lind”) pursuant to which we may issue to Lind one or more senior convertible notes in the aggregate principal amount of up to $14,400,000 for an aggregate purchase price equal to up to $12,000,000 and common stock purchase warrants and (b) issued a $4,800,000 Note and a Warrant to purchase 6,000,000 shares of our common stock to Lind in exchange for a purchase price of $4,000,000 and net proceeds of $3,805,699.

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On March 20, 2024, we entered into an At the Market Offering Agreement with The Benchmark Company, LLC pursuant to which we may, from time to time, offer and sell shares of our common stock through or to The Benchmark Company, LLC as our sales agent or manager in an aggregate amount of up to $5,000,000.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•	the ability of our research and development team to produce an FDA clearance quality technology;

•	our ability to recruit and maintain quality personnel with the talent to bring our technology to the market;

•	the production of market ready products that can sustain FDA clearance quality results;

•	the clearance by FDA after their rigorous clinical trial process of our products for the marketplace;

•	the receptivity of the marketplace and the addressable diabetes community to our new non-invasive glucose monitoring technology; and

•	access to sufficient capital to support us until our products achieve FDA clearance and are accepted in the marketplace.

Segment Reporting

The Financial Accounting Standards Board, or FASB, Accounting Standard Codification, or ASC, Topic 280, Segment Reporting, requires that an enterprise report selected information about reportable segments in its financial reports issued to its stockholders. The Company considers the business to currently have one operating segment: the development of its radio frequency spectroscopy technology with a first focus on non-invasively ascertaining blood glucose levels.

The following table sets forth key components of our results of operations during the six months ended March 31, 2024 and 2023 (dollars in thousands).

	Six Months Ended March 31,
	2024	2023	$ Variance	% Variance

Operating expenses-
Research and development and operating expenses-
Research and development expenses	$3,661	$4,307	$646	15.0%
Selling, general and administrative expenses	4,539	4,147	(392)	-9.5%
Total operating expenses	8,200	8,454	254	3.0%
Operating loss	(8,200)	(8,454)	254	3.0%
Other expense:
Interest income	96	-	96	100.0%
Interest expense	(740)	(299)	(441)	-147.5%
Total other income (expense), net	(644)	(299)	(345)	-115.4%
Loss before income taxes	(8,844)	(8,753)	(91)	-1.0%
Income tax expense	-	-	-	0.0%
Net loss	$(8,844)	$(8,753)	$(91)	-1.0%

Research and Development Expenses. Research and development expenses for the six months ended March 31, 2024 decreased $646,000 to $3,661,000 as compared to $4,307,000 for the six months ended March 31, 2023. The decrease was due to reduced personnel, use of consultant, expenditures related to the development of our radio frequency spectroscopy Bio-RFID™ technology. During the year ended September 30, 2023, we reduced our headcount by nine and operating expenses and used external consultants to reduce the future cost of the development of our Bio-RFID™ technology. We launched the Generation 2 working prototype device during the three months ended March 31, 2024.

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Selling, General and Administrative Expenses. Selling, general and administrative expenses for the six months ended March 31, 2024 increased $392,000 to $4,539,000 as compared to $4,147,000 for the six months ended March 31, 2023. The increase primarily was due to (i) an increase of $576,000 in salaries; (ii) an increase in legal expense of $159,000; (iii) an increase in other expenses of $74,000; and offset by (iv) a decrease in stock based compensation of $417,000. As part of the selling, general and administrative expenses for the six months ended March 31, 2024 and 2023, we recorded $189,000 and $198,000, respectively, of investor relationship and business development expenses.

Other Income (Expense), Net. Other income (expense), net for the six months ended March 31, 2024 was $644,000 as compared to other expense net of $299,000 for the six months ended March 31, 2023. The other expense, net for the six months ended March 31, 2024 included interest income of $96,000. Increase in interest expense is related to $595,000 interest expense related to extension of notes and warrants in February 2024.

The other expense, net for the six months ended March 31, 2023 included interest expense of $299,000.

Net Loss. Net loss for the six months ended March 31, 2024 was $8,844,000 as compared to $8,753,000 for the six months ended March 31, 2023. The net loss for the six months ended March 31, 2024 included non-cash expenses of $1,767,000. The non-cash items include (i) depreciation and amortization of $38,000; (ii) stock based compensation- stock options of $1,316,000; (iii) issuance of common stock for services of $277,000; and (iv) amortization of operating lease right-of-use asset of $136,000.

The net loss for the six months ended March 31, 2023 included non-cash expenses of $2,479,000. The non-cash items include (i) depreciation and amortization of $205,000; (ii) stock based compensation- stock options of $1,927,000; (iii) expenses for extension of notes, warrants and stock options of $350,000; and offset by (iv) other of $3,000.

Results of Operations During the Years Ended September 30, 2023 and 2022

The following table sets forth key components of our results of operations during the years ended September 30, 2023 and 2022 (dollars in thousands).

	Years Ended September 30,
	2023	2022	$ Variance	% Variance

Revenue- digital asset sales	$-	$4,360	$(4,360)	-100.0%
Operating expenses-
Research and development and operating expenses-
Research and development expenses	7,727	5,386	(2,341)	-43.5%
Selling, general and administrative expenses	6,571	8,118	1,547	19.1%
Selling and transactional costs for digital assets	(274)	3,430	3,704	108.0%
Total operating expenses	14,024	16,934	2,910	17.2%
Operating loss	(14,024)	(12,574)	(1,450)	-11.5%
Other expense:
Interest income	127	15	112	746.7%
Interest expense	(390)	(8,034)	7,644	95.1%
Loss on debt extinguishment	(507)	-	(507)	-100.0%
Other (expense) income	(495)	522	(1,017)	-194.8%
Total other (expense), net	(1,265)	(7,497)	6,232	83.1%
Loss before income taxes	(15,289)	(20,071)	4,782	23.8%
Income tax expense	-	-	-	0.0%
Net loss	$(15,289)	$(20,071)	$4,782	23.8%

Revenues. Revenue- digital asset sales for the year ended September 30, 2023 was $0 as compared to $4,360,000 for the year ended September 30, 2022. We do not expect future activity or revenue from that source. Our Artificial Intelligence (AI) deep learning platform has generated revenue- digital asset sales of $4,360,000 from Non-Fungible Token (NFT) sales.

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Research and Development Expenses. Research and development expenses for the year ended September 30, 2023 increased $2,341,000 to $7,727,000 as compared to $5,386,000 for the year ended September 30, 2022.  The increase was due to increased personnel, use of consultants, expenditures related to the development of our radio frequency spectroscopy Bio-RFID™ technology. During the end of the three months ended June 30, 2023, we reduced our headcount by nine and operating expenses and used external consultants to reduce the future cost of the development of our Bio-RFID™ technology.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended September 30, 2023 decreased $1,547,000 to $6,571,000 as compared to $8,118,000 for the year ended September 30, 2022. The decrease primarily was due to (i) a decrease of $1,466,000 in stock based compensation; (ii) a decrease in compensation expense of $451,000 related to warrants issued for services; (iii) a decrease in common stock issued for services of $183,000; offset by (iv) an increase in insurance of $420,000; and (v) an increase in other expenses of $133,000. As part of the selling, general and administrative expenses for the year ended September 30, 2023 and 2022, we recorded $305,000 and $380,000, respectively, of investor relationship and business development expenses.

Selling and Transactional Costs for Digital Asset Sales. Selling and transactional for digital asset sales were ($274,000) as compared $3,430,000 for the year ended September 30, 2022. During 2022, our Artificial Intelligence (AI) deep learning platform has generated revenue- digital asset sales of $4,360,000 from Non-Fungible Token (NFT) sales. The benefit for the year ended September 30, 2023 included an adjustment of our estimate for sales and use tax related to the sale of digital assets. Such costs for the year ended September 30, 2022 included digital asset conversion loss, consulting, bonus compensation transaction fees, taxes, royalties and other costs.

Other (Expense), Net. Other expense, net for the year ended September 30, 2023 was $1,265,000 as compared to other expense, net of $7,497,000 for the year ended September 30, 2022. The other expense, net for the year ended September 30, 2023 included (i) interest income of $127,000; offset by (ii) interest expense of $390,000 related to convertible notes payable and the modification and extension of terms; (iii) loss on debt extinguishment of $507,000 related to the extension of convertible notes payable; and (iv) other expense of $495,000 related to the write-off of certain equipment.

The other expense, net for the year ended September 30, 2022 included (i) interest expense of $8,034,000 related to convertible notes payable and the amortization of the beneficial conversion feature and value of warrants issued; and offset by (ii) other income of $522,000 primarily related to the forgiveness of notes payable- PPP loans and other debt and (iii) interest income of $15,000.

Net Loss. Net loss for the year ended September 30, 2023 was $15,289,000 as compared to $20,071,000 for the year ended September 30, 2022. The net loss for the year ended September 30, 2023 included non-cash expenses of $4,768,000. The non-cash items include (i) depreciation and amortization of $313,000; (ii) loss on sale of assets of $550,000; (iii) loss on debt extinguishment of $507,000; (iv) modification of notes and warrants- interest expense of $350,000; (v) stock based compensation- stock options of $2,956,000; and (vi) amortization of operating lease right-of-use asset of $142,000.

The net loss for the year ended September 30, 2022 included non-cash expenses of $12,164,000. The non-cash items include (i) depreciation and amortization of $321,000; (ii) issuance of common stock for services of $183,000; (iii) issuance of common stock warrants for services of $452,000; (iv) stock based compensation- stock options of $4,422,000; (v) amortization of debt discount as interest expense of $7,273,000; (vi) other of $35,000; offset by (vii) gain on debt settlement of $269,000; and (viii) gain on forgiveness of note payable- PPP loans of $253,000.

Liquidity and Capital Resources During the Six Months Ended March 31, 2024 and 2023

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

We have cash and cash equivalents of approximately $4,710,000 and net working capital of approximately $3,467,000 (exclusive of current portion of convertible notes payable) as of March 31, 2024. We anticipate that we will record losses from operations for the foreseeable future. We believe that we have enough available cash to operate until October 31, 2024. As of March 31, 2024, we had an accumulated deficit of $130,847,000 and net losses in the amount of $8,844,000, $15,289,000 and $20,071,000 during the six months ended March 31, 2024 and years ended September 30, 2023 and 2022, respectively. We incurred non-cash expenses of $2,462,000, $4,768,000, and $12,164,000 during the six months ended March 31, 2024 and the years ended September 30, 2023 and 2022, respectively.

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We have financed our corporate operations and our technology development through the issuance of convertible debentures, the sale of common or preferred stock and the exercise of warrants. During the remainder of 2024, we expect to raise additional funds through the issuance of preferred stock, convertible debentures or equity.

On February 27, 2024, we (a) entered into a securities purchase agreement with Lind pursuant to which we may issue to Lind one or more senior convertible notes in the aggregate principal amount of up to $14,400,000 for an aggregate purchase price equal to up to $12,000,000 and common stock purchase warrants and (b) issued a Note of $4,800,000 and a Warrant to Lind in exchange for a purchase price of $4,000,000 with net proceeds of $3,806,000.

On March 20, 2024, we entered into an At the Market Offering Agreement with The Benchmark Company, LLC pursuant to which we may, from time to time, offer and sell shares of our common stock through or to The Benchmark Company, LLC as our sales agent or manager in an aggregate amount of up to $5,000,000.

The proceeds of warrants currently outstanding, to the extent not exercised on a cashless basis, may generate potential proceeds. We cannot provide assurance that any of these warrants will be exercised.

Operating Activities

Net cash used in operating activities for the six months ended March 31, 2024 and 2023 was $7,048,000 and $6,341,000, respectively. The net cash used in operating activities for the six months ended March 31, 2024 was primarily related to (i) a net loss of $8,844,000; (ii) working capital changes of $666,000; and offset by (iii) non-cash expenses of $2,462,000. The non-cash items include (iv) depreciation and amortization of $38,000; (v) stock based compensation- stock options of $1,316,000; (vi) issuance of common stock for services of $277,000; (vii) amortization of operating lease right-of-use asset of $136,000; amortization of debt issuance costs of $100,000; and (viii) interest expense for extension of notes and warrants of $595,000.

The net cash used in operating activities for the six months ended March 31, 2023 was primarily related to (i) a net loss of $8,753,000; and (ii) working capital changes of $159,000; and offset by (iii) non-cash expenses of $2,572,000.

Investing Activities

Net cash used in investing activities for the six months ended March 31, 2024 and 2023 was $13,000 and $42,000, respectively. There amounts were primarily related to the investment in equipment for research and development.

Financing Activities

Net cash provided by financing activities for the six months ended March 31, 2024 and 2023 was $3,746,000 and $15,000, respectively. The net cash provided by financing activities for the six months ended March 31, 2024 was primarily related to the proceeds from debt offering of $3,806,000 less expenses of $262,000 and issuance of common stock for a common stock offering, net of expenses of $203,000. On February 27, 2024, we (a) entered into a securities purchase agreement with Lind pursuant to which we may issue to Lind one or more senior convertible notes in the aggregate principal amount of up to $14,400,000 for an aggregate purchase price equal to up to $12,000,000 and common stock purchase warrants and (b) issued a note and a warrant to Lind in exchange for a purchase price of $4,000,000. On October 26, 2023, we closed an offering of our common stock pursuant to which we sold 883,061 shares of common stock, at a purchase price of $0.25 per share. After deducting underwriting commissions and other offering expenses, we received net proceeds of $203,000.

The net cash provided by financing activities for the six months ended March 31, 2023 was primarily related to (i) proceeds from the issuance of common stock for the exercise of warrants of $13,000; and (ii) proceeds from the issuance of common stock for the exercise of stock option grants of $2,000.

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Our contractual cash obligations as of March 31, 2024 are summarized in the table below:

		Less Than
Contractual Cash Obligations (1)	Total	1 Year	1-3 Years
Operating leases	$8,066	$8,066	$-
Convertible notes payable	5,449,246	3,819,660	1,629,586
	$5,457,312	$3,827,726	$1,629,586

(1)

Convertible notes payable reflects $5,449,246 ($7,055,066 before adjustments for debt extinguishment accounting and debt issuance costs) that can be converted into common stock upon demand. We expect to incur capital expenditures related to the development of the “Bio-RFID™” and “ChromaID” technologies. None of the expenditures are contractual obligations as of March 31, 2024.

Liquidity and Capital Resources During the Years Ended September 30, 2023 and 2022

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

We have cash and cash equivalents of $8,024,000 and net working capital of approximately $6,264,000 (exclusive of convertible notes payable) as of September 30, 2023. We anticipate that we will record losses from operations for the foreseeable future. As of September 30, 2023, our accumulated deficit was $121,841,000 and net losses in the amount of $15,289,000 and $20,071,000 during the years ended September 30, 2023 and 2022, respectively. We incurred non-cash expenses of $4,768,000, and $12,164,000 during the years ended September 30, 2023 and 2022, respectively.

We have financed our corporate operations and our technology development through the issuance of convertible debentures, the issuance of preferred stock, the sale of common stock and the exercise of warrants. During the remainder of 2024, we expect to raise additional funds through the issuance of preferred stock, convertible debentures or equity.

On September 29, 2023, we closed an offering of our common stock pursuant to which we sold 28,000,000 shares of common stock, at a purchase price of $0.25 per share. After deducting underwriting commissions and other offering expenses, we received net proceeds of $5,472,791.

During the end of the quarter ended June 30, 2023, the Company made some adjustments to its staffing level, and the impact of those adjustments, plus the departure of our chief technology and executive officer, has significantly reduced our monthly burn rate. The Company will further adjust its cost structure if new debt or equity capital is not received. We believe that we have enough available cash to operate until August 31, 2024.

The proceeds of warrants currently outstanding, to the extent not exercised on a cashless basis, may generate potential proceeds. We cannot provide assurance that any of these warrants will be exercised.

Operating Activities

Net cash used in operating activities for the year ended September 30, 2023 and 2022 was $10,354,000 and $6,920,000, respectively. The net cash used in operating activities for the year ended September 30, 2023 was primarily related to (i) a net loss of $15,289,000; offset by (ii) working capital changes of $167,000; and (iii) non-cash expenses of $4,768,000. The non-cash items include (iv) depreciation and amortization of $313,000; (v) loss on disposal assets of $550,000; (vi) loss on debt extinguishment of $507,000; (vii) modification of notes and warrants- interest expense of $350,000; (viii) stock based compensation- stock options of $2,956,000; and (ix) amortization of operating lease right-of-use asset of $142,000.

The net cash used in operating activities for the year ended September 30, 2022 was primarily related to (i) a net loss of $20,071,000; offset by (ii) working capital changes of $987,000 related to Our Artificial Intelligence (AI) Deep Learning Platform has generated initial revenue from Non-Fungible Token (NFT) sales and incurred certain expenses; and (iii) non-cash expenses of $12,164,000. The non-cash items include (iv) depreciation and amortization of $321,000; (v) issuance of common stock for services of $183,000; (vi) issuance of common stock warrants for services of $452,000; (vii) stock based compensation- stock options of $4,422,000; (viii) amortization of debt discount as interest expense of $7,273,000; (ix) other of $13,000; offset by (x) gain on debt settlement of $269,000; and (xi) gain on forgiveness of note payable- PPP loans of $253,000.

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Investing Activities

Net cash used in investing activities for the year ended September 30, 2023 and 2022 was $81,000 and $855,000, respectively. There amounts were primarily related to the investment in equipment for research and development.

Financing Activities

Net cash provided by financing activities for the year ended September 30, 2023 and 2022 was $5,865,000 and $8,111,000, respectively. The net cash provided by financing activities for the year ended September 30, 2023 was primarily related to (i) proceeds from the issuance of common stock for the exercise of warrants of $387,000; (ii) proceeds from the issuance of common stock for the exercise of stock option grants of $5,000; issuance of common stock for a common stock offering, net of expenses of $5,472,791. On September 29, 2023, we closed an offering of our common stock pursuant to which we sold 28,000,000 shares of common stock, at a purchase price of $0.25 per share. After deducting underwriting commissions and other offering expenses, we received net proceeds of $5,472,791.

The net cash provided by financing activities for the year ended September 30, 2022 was primarily related to (i) proceeds from the issuance of common stock for the exercise of warrants of $838,000; (ii) proceeds from the issuance of common stock for the exercise of stock option grants of $27,000; issuance of common stock for NYSE uplisting, net of expenses of $7,425,000; and offset by the repayment of notes payable- PPP loans of $179,000. On September 20, 2022, we completed a public offering of our common stock pursuant to which we sold 4,140,000 shares of common stock, at a purchase price of $2.00. After deducting underwriting commissions and other offering expenses, we received net proceeds of $7,425,000.

		Less Than
Contractual Cash Obligations (1)	Total	1 Year
Operating leases	$134,633	$134,633
Convertible notes payable	2,255,066	2,255,066
	$2,389,699	$2,389,699

(1)

Convertible notes payable includes $2,255,066 (excluding $506,865 adjustment for debt extinguishment accounting) that can be converted into common stock upon demand. We expect to incur capital expenditures related to the development of the “Bio-RFID™” and “ChromaID” technologies. None of the expenditures are contractual obligations as of September 30, 2023.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies Involving Significant Estimates

The following discussion relates to critical accounting policies for our Company which involve significant estimates. The preparation of financial statements in conformity with United States generally accepted accounting principles, or GAAP, requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

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Revenue Recognition. We determine revenue recognition from contracts with customers through the following steps:

•	identification of the contract, or contracts, with the customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of the revenue when, or as our company satisfies a performance obligation.

Revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

Research and Development Expenses. Research and development expenses consist of the cost of officers, employees, consultants and contractors who design, engineer and develop new products and processes as well as materials, supplies and facilities used in producing prototypes.

Fair Value Measurements and Financial Instruments. ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1 – Quoted prices in active markets for identical assets and liabilities;

Level 2 – Inputs other than level one inputs that are either directly or indirectly observable; and.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The recorded value of other financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other current assets, and accounts payable and accrued expenses approximate the fair value of the respective assets and liabilities as of March 31, 2024 and 2023 are based upon the short-term nature of the assets and liabilities.

We have a money market account which is considered a Level 1 asset. The balance as of March 31, 2024 and September 30, 2023 was $4,783,000, and $7,836,000, respectively. No other assets or liabilities are required to be recorded at fair value on a recurring nature.

Derivative Financial Instruments. Pursuant to ASC 815 “Derivatives and Hedging”, we evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. We then determine if embedded derivative must be bifurcated and separately accounted for. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, we use a Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. We determined that the conversion features for purposes of bifurcation within convertible notes payable issued during 2020 and 2021 were immaterial and as of March 31, 2024 all such convertible notes have been converted to common stock.

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Stock Based Compensation. We have share-based compensation plans under which employees, consultants, suppliers and directors may be granted restricted stock, as well as options and warrants to purchase shares of common stock at the fair market value at the time of grant. Stock-based compensation cost to employees is measured by us at the grant date, based on the fair value of the award, over the requisite service period under ASC 718. For options issued to employees, we recognize stock compensation costs utilizing the fair value methodology over the related period of benefit.

Convertible Securities. Based upon ASC 815-15, we have adopted a sequencing approach regarding the application of ASC 815-40 to convertible securities to determine if an instrument should be accounted for as equity or a liability. We will evaluate our contracts based upon the earliest issuance date.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth, as of June 17, 2024, the name, age, position and certain information of each executive officer and director and the tenure in office of each director of the Company.

Identification of Directors and Executive Officers

The following table sets forth certain information about our current directors and executive officers:

Name	Age	Director/ Executive Officer
Ronald P. Erickson	80	Chief Executive Officer, Chairman Of the Board of Directors and Director
Peter J. Conley	69	Chief Financial Officer and SVP Intellectual Property
William A. Owens	84	Director
Jon Pepper	73	Director
Ichiro Takesako	65	Director
John Cronin	69	Director
Timothy M. Londergan	51	Director
Larry K. Ellingson	78	Director

Set forth below is information regarding our directors and executive officers.

Ronald P. Erickson. Mr. Erickson was appointed as Chief Executive Officer in January 2023. Mr. Erickson previously served as our Chief Executive Officer from November 2009 to April 2018. He has served as Chairman of the Board from 2004 to 2011 and from 2015 to the present. A senior executive with more than 30 years of experience in the technology, telecommunications, software, and digital media industries, Mr. Erickson was the founder of our company. He is formerly Chairman, CEO and Co-Founder of Blue Frog Media, a mobile media and entertainment company; Chairman and CEO of eCharge Corporation, an Internet-based transaction procession company; Chairman, CEO and Co-founder of GlobalTel Resources, a provider of telecommunications services; Chairman, Interim President and CEO of Egghead Software, Inc., a software reseller where he was an original investor; Chairman and CEO of NBI, Inc.; and Co-founder of MicroRim, Inc., the database software developer. Earlier, Mr. Erickson practiced law in Seattle and worked in public policy in Washington, DC and New York, NY. Additionally, Mr. Erickson has been an angel investor and board member of a number of public and private technology companies. In addition to his business activities, Mr. Erickson was Chairman and a member of the Board of Trustees from 2010 to 2021 of Central Washington University where he received his BA degree. He also holds an MA from the University of Wyoming and a JD from the University of California, Davis. He is licensed to practice law in the State of Washington. Mr. Erickson is our founder and was appointed as a director because of his extensive experience in developing technology companies.

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Peter J. Conley. Mr. Conley has served as our Chief Financial Officer and SVP Intellectual Property since May 2022. In addition, Mr. Conley currently serves as Senior Managing Director and Head of Intellectual Property Banking at Boustead Securities, LLC, a position he has held since October 2014, where he provides equity financing and M&A advisory services to small-cap public companies. Prior to that, from 2012 to 2016, Mr. Conley was a cofounder and Chief Operating Officer of ipCreate, a global IP development and innovation services company serving large multinational companies. He also served as managing director of ipCapital Venture Group, where he provided IP strategy and venture advisory services. During his career spanning more than 35 years, Mr. Conley has held leadership roles at MDB Capital Group, The Analytiq Group / RDEX Research, Roth Capital Partners, and Lehman Brothers. He was on the founding team and Head of Equity Capital Markets at E*Offering, the investment bank of E*Trade. Mr. Conley attended the University of Hawaii at Manoa and the University of London, Center for Financial & Management Studies, SOAS.

William A. Owens. Admiral Owens has served as an independent director since May 2018. William A. Owens is the co-founder and executive chairman of Red Bison Technology Group, a company which installs and operates high speed telecoms networks and technology in large office buildings. He is the Chairman of Visionary Vehicles which is building a series of automobiles focused on electric and hydrogen powered cars, Kyrrex which is a successful and growing Crypto Currency Exchange operating in Europe, and Massif, an electric bicycle company. Owens serves on the board of directors of the public companies, Siply, Know Labs, and Compass, and is a director of the private companies: TruU, Tethr, ViruSight, Prism, Steel Grove, JennyCo, Axxess Capital, Versium, and Viome. Owens was the chairman of the board of CenturyLink Telecom (now Lumen), the third largest telecommunications company in the United States and SAP USA. Owens is on the board of trustees of Seattle University, and the Fiscal Responsibility Amendment (CFFRA) Association which aims to establish a balanced budget amendment to the US Constitution. He is a member of the Council of Foreign Relations. He is the Founder and senior General on a China US forum to bring 4 star generals together for China US cooperation. He is a Senior Fellow at Stimson Institute. From 2007 to 2015, Owens was the Chairman and Senior Partner of AEA Investors Asia, a private equity firm located in Hong Kong, and Vice Chairman of the NYSE for Asia. Owens also served as the Chairman of Eastern Airlines. He has served on over 25 public boards including Daimler, British American Tobacco, Telstra, Nortel Networks, and Polycom.

Owens was the CEO of Nortel, a fortune 500 company, the CEO/Chairman of Teledesic, a Bill Gates/Craig McCaw company bringing worldwide broadband through an extensive satellite network and was the President of Science Applications International Corporation (SAIC). He also served on the boards of the not-for-profit organizations; Fred Hutchinson Cancer Research Center, Carnegie Corporation of New York, Brookings Institution, East West Institute, and RAND Corporation.

Owens is a retired four-star US Navy Admiral. He was Vice Chairman of the Joint Chiefs of Staff, the second-ranking United States military officer in the US, with responsibility for reorganizing and restructuring the armed forces in the post- Cold War era. He is widely recognized for bringing commercial high-grade technology into the Department of Defense for military applications. Owens was the architect of the Revolution in Military Affairs (RMA), an advanced systems technology approach to military operations, the most significant change in the system of requirements, budgets and technology for the four armed forces since World War II. Owens was Commander of the U.S. Sixth Fleet from 1990 to 1992, which included Operation Desert Storm. Owens also served as the deputy Chief of Naval Operations for Resources and Requirements. Owens was the Senior Military Assistant to two Secretaries of Defense (Cheney and Carlucci) and served in the Office of Program Appraisal for the Secretary of the Navy. He began his military career as a nuclear submariner. He served on four strategic nuclear-powered submarines and three nuclear attack submarines, including tours as Commanding Officer of the USS Sam Houston, USS Michigan, and USS City of Corpus Christi.

Owens is a 1962 honor graduate of the United States Naval Academy in mathematics, holds bachelors and masters degrees in politics, philosophy and economics from Oxford University, and a master’s degree in management from George Washington University. He has written more than 50 articles on national security and authored the book “High Seas.”  His book, “Lifting the Fog of War,” was published in April 2000 with a revision published in Mandarin in 2009. And his book “China-US 2039: The Endgame?” was published in 2019 in both English and Mandarin.

Owens has received numerous recognitions and awards: the “Légion d’Honneur” by France, and the highest awards given to foreigners by the countries of Indonesia and Sweden. He was named as one of The 50 Most Powerful People in Networking by Network World, one of the 100 Best Board Members in the United States for 2011 and again in 2016 awarded by NACD, and the Intrepid Salute Award in recognition of his business achievements and support of important philanthropic activities. Owens is active in philanthropy to foster Chinese – American relations including dialogues between the most senior retired officers in the United States and Chinese militaries. He is a North Dakota’s Roughriders recipients, the award given annually to the most prominent North Dakotans. Admiral Owens was appointed as a director of Know Labs because of his financials and governance skills.

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Jon Pepper. Mr. Pepper has served as an independent director since April 2006. Mr. Pepper founded Pepcom, a company that become the industry leader at producing press-only technology showcase events around the country and internationally, in 1980. He sold his stake in the corporation and retired as a partner at the end of 2018. Prior to that, Mr. Pepper started the DigitalFocus newsletter, a ground-breaking newsletter on digital imaging that was distributed to leading influencers worldwide. Mr. Pepper has been closely involved with the high technology revolution since the beginning of the personal computer era. He was formerly a well-regarded journalist and columnist. His work on technology subjects appeared in The New York Times, Fortune, PC Magazine, Men’s Journal, Working Woman, PC Week, Popular Science and many other well-known publications. Mr. Pepper was educated at Union College in Schenectady, New York and the Royal Academy of Fine Arts in Copenhagen. He continues to be active in non-profit work and private company boards and in 2017 founded Mulberry Tree Films, a non-profit that supports independent high-quality documentary films and other publishing and creative projects that are oriented toward increasing the understanding of human potential and creativity. Mulberry Tree funded and produced the acclaimed documentary, “The Gates of Shinto” and is currently at work on additional projects. Mr. Pepper was appointed as a director because of his marketing skills with technology companies. Mr. Pepper was appointed as a director because of his marketing skills with technology companies.

Ichiro Takesako. Mr. Takesako has served as a director since December 2012. Mr. Takesako has held executive positions with Sumitomo Precision Products Co., Ltd, or Sumitomo, and its affiliates since 1983. In the past few years, Mr. Takesako has held the following executive position in Sumitomo and its affiliates: in June 2008, he was appointed as General Manager of Sales and Marketing Department of Micro Technology Division; in April 2009, he was appointed as General Manager of Overseas Business Department of Micro Technology Division, in charge of M&A activity of certain business segment and assets of Aviza Technology, Inc.; in July 2010, he was appointed as Executive Director of SPP Process Technology Systems, a 100% owned subsidiary of Sumitomo Precision Products at the time; in August 2011, he was appointed as General Manager, Corporate Strategic Planning Group; in January 2013, he was appointed as Chief Executive Officer of M2M Technologies, Inc., a company invested by Sumitomo Precision products; in April 2013, has was appointed as General Manager of Business Development Department, in parallel of CEO of M2M Technologies, Inc.; in April 2014, he was relieved from General Manager of Business Development Department and is responsible for M2M Technologies Inc. as its CEO; in March 2017, he established At Signal, Inc. which took over the entire business operation from M2M Technologies, Inc.; and in April 2017, he was appointed as Chief Executive Officer of At Signal, Inc. Mr. Takesako graduated from Waseda University, Tokyo, Japan where he majored in Social Science and graduated with a Degree of Bachelor of Social Science. Mr. Takesako was appointed as a director based on his previous position with Sumitomo and Sumitomo’s previous significant partnership with our company. Mr. Takesako was appointed as a director based on his previous position with Sumitomo and Sumitomo’s previous significant partnership with our company.

John Cronin. Mr. Cronin has served as an independent director since November 2023. Mr. Cronin is an experienced inventor and intellectual property strategist. Mr. Cronin is Chairman and CEO of ipCapital Group, Inc. (“ipCG”), a globally recognized IP strategy consulting firm founded in 1998, offering more than 45 different services. Mr. Cronin has authored greater than 1,600 patents and applications across hundreds of technology spaces, leveraging the ipCapital Methodology. Before forming ipCG, Mr. Cronin spent over 17 years at IBM and became its top inventor with over 100 patents and 150 patent publications. He created and ran the IBM Patent Factory, which was essential in helping IBM become number one in US patents and led the team that contributed to the startup and success of IBM’s licensing program. Mr. Cronin is also the Chair of the Board of Directors of AdrenalineIP, Chairman of IX-Innovations, and is the Founder of HarvestWeb, a 501(c)3 charitable organization that provides an easy online way to make donations to food pantries. Mr. Cronin previously served on the board of directors of HopTo Inc. (OTC: HPTO) from 2014 to September 2018, and ImageWare® Systems, Inc. (OTCQB: IWSY) from 2012 until April 2020. Mr. Cronin has a B.S. (E.E.), an M.S. (E.E), and a B.A. degree in Psychology from the University of Vermont. As of the year ended September 30, 2023, we have paid ipCapital Group approximately $713,000 in professional fees. Mr. Cronin was appointed as a director based on his domain expertise and extensive experience in patent strategy, development and monetization.

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Timothy M. Londergan, Ph.D. Mr. Londergan has served as an independent director since November 2023.  Mr. Londergan is a creative and results oriented business executive with 20 years of experience with early-stage technology companies. In May 2020, Mr. Londergan founded Tangibly, Inc., a company focused on helping companies manage their most valuable assets, trade secrets, through an innovative AI platform that can analyze patents and predict related trade secrets. Mr. Londergan continues to act as CEO of Tangibly, Inc. From May 2017-2021, Mr. Londergan founded and was CEO of WaveFront Venture Labs Pte Ltd, focused on helping leading Fortune 100 corporations incubate new companies based on highly promising, yet currently dormant technologies and was developing a platform to systematically evaluate and extract the most promising technologies trapped inside these companies and create paths to market for them via new company formation. WaveFront was acquired by Boustead Securities in 2021. From January 2018 to June 2020, Mr. Londergan was co-founder and CEO of Operem, Inc., a company that created blockchain based tools for managing intangible assets and was acquired by Abaxx. Mr. Londergan was recently named IAM 300 World’s Leading IP Strategist 2023. Mr. Londergan has 30+ issued patents, 20+ applications along with over 20 publications in peer reviewed journals and conference proceedings. Mr. Londergan holds a Ph.D. in Organic Chemistry, 1998, from the University of Southern California and a B.S. in Chemistry, 1995, from St. Bonaventure University. Mr. Londergan was appointed as a director based on his extensive industry experience working with early-stage technology companies and significant expertise in patent monetization and development of trade secrets programs.

Larry K. Ellingson. Mr. Ellingson has served as an independent director since November 2023.  Mr. Ellingson holds a BS, Pharmacy, from North Dakota State University (NDSU), Fargo, North Dakota and an Executive MBA from Babson College, Babson Park, Massachusetts. From April 23, 2019 to present, Mr. Ellingson has served as a member of Know Labs advisory board. From 2013 to present, Mr. Ellingson is Co-Founder of the Diabetes Leadership Council and Vice Chair Global initiatives. Since 2006 to present, Mr. Ellingson has been President of Global Diabetes Consulting LTD.

Mr. Ellingson retired from Eli Lilly and Company in May 2001 after having been involved as a leader of global diabetes for Lilly for more than half of his career. He has held several other positions at Lilly including Director of Pharmaceutical New Product Planning for gastrointestinal, skeletal, endocrine and infectious diseases, along with responsibility for marketed products in those areas in the late 1980s.

Mr. Ellingson continues to remain active with committee work and board positions for a multitude of organizations, among them are NDSU, Research Park, International Diabetes Federation, Academy of Nutrition and Dietetics, Nurse Practitioners Healthcare Foundation and the American Diabetes Association®. His contributions to the Association have been abundant and far-reaching and have spanned over 20 years. He has held numerous positions within the Association such as member of the Industry Advisory, Strategic Marketing Task Force, Strategic Planning Task Force, Big Ticket Task Force, Pinnacle Society and the Income Development Committee. He has been Chair or Vice Chair for an equally extensive list of bodies within the Association including the Board of Directors, Fundraising Committee, Executive Committee and Nominating Committee. He has unquestionably been a positive force and an integral part of mission delivery.

Mr. Ellingson has been honored several times for his achievements in his field. He was honored by being the first and only non–scientist to receive Eli Lilly’s President’s Award and the Lilly Research Award for contributions to diabetes research. In 2001, Eli Lilly created the Ellingson Legacy Award to honor those who provide outstanding service to the customer. Ellingson was the first recipient of the award. The ADA, Indiana affiliate awarded Mr. Ellingson the J.K. Lilly Award in 2004 for his contributions & service to the field of diabetes. NDSU awarded him the highest honor in 2007, naming him An Outstanding Alumni of the Year for his contributions to the field and to the University. The American Diabetes Association® recognized Mr. Ellingson in 2006 with the Charles H. Best Medal for Outstanding Service for his exceptional contributions as Chair of the Board. The ADA recognized Mr. Ellingson with the prestigious Wendell Mayes Jr. Award in 2013 for his long-term service in diabetes. Mr. Ellingson received an Honorary Membership in 2020 to the Academy of Nutrition and Dietetics for his contributions to the Academy. He continues to be engaged in diabetes programs and projects through the Diabetes Leadership Council which he cofounded in 2013. He continues to be engaged in diabetes programs and projects through the Diabetes Leadership Council which he cofounded in 2013. Mr. Ellingson was appointed as a director based on his substantial experience in the diabetes industry and his global thought leadership in the field of diabetes.

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Term of Office

Our directors currently have terms which will end at our next annual meeting of stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Board’s Role in Risk Oversight

Our Board oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing our company. In this regard, our Board seeks to understand and oversee critical business risks. Our Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve our objectives.

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While the Board oversees risk management, company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work is delegated to committees, which will meet regularly and report back to the full Board. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risks associated with management decisions and strategic direction.

Attendance at Annual Meetings of Stockholders

We expect that all of our Board members will attend our annual meetings of stockholders in the absence of a showing of good cause for failure to do so and all attended our 2023 annual meeting of stockholders in person or by telephone.

Board Meetings and Committees

During our last fiscal year, each of our directors attended at least 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of the committees on which the director served.

Independent Directors

NYSE American’s rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors currently consists of seven (7) directors, six (6) of whom, Messrs. Owens, Pepper, Takesako, Cronin, Londergan, and Ellingson are independent within the meaning of NYSE American rules.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each with its own charter approved by the Board. Each committee’s charter is available on our website at www.knowlabs.co. In addition, our Board may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our Board.

Audit Committee

William A. Owens, Jon Pepper and Timothy M. Londergan, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, serve on our audit committee, with Mr. Pepper serving as the chairman. Our Board has determined that Mr. Owens qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and principal financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter. The audit committee is also responsible for preparing a report to be included with this Proxy Statement. Our audit committee met 4 times during the last fiscal year.

Compensation Committee

William A. Owens, John Cronin and Jon Pepper, each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and NYSE American’s rules, serve on our compensation committee, with Mr. Owens serving as the chairman. The members of the compensation committee are also “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

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The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the Board regarding the compensation of our independent directors; (iii) making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter. Our compensation committee met 4 times during the last fiscal year.

No member of our compensation committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the fiscal year ended September 30, 2023.

Nominating and Corporate Governance Committee

Larry K. Ellingson, Jon Pepper and Ichiro Takesako, each of whom satisfies the “independence” requirements of NYSE American’s rules, serve on our nominating and corporate governance committee, with Mr. Ellingson serving as the chairman. The nominating and corporate governance committee assists the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

The nominating and corporate governance committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the Board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee’s methods for identifying candidates for election to our Board (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources – members of our Board, our executives, individuals personally known to the members of our Board, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our Bylaws. Such notice must be received in writing to our Company not later than the close of business fourteen (14) days nor earlier than the close of business eighty (80) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to stockholders, such writing shall be received by the Secretary of the Corporation not later than the close of the seventh (7th) day following the day on which notice of the meeting was mailed to stockholders. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

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Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code of ethics has been filed as an exhibit to our registration statement on Form S-1, as amended, July 29, 2022, and is also available on our website as www.knowlabs.io. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Communication with our Board of Directors

Our stockholders and other interested parties may communicate with our Board of Directors by sending written communication in an envelope addressed to “Board of Directors” in care of the Secretary, 619 Western Avenue, Suite 610, Seattle, Washington 98104.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to us.

Based solely on a review of copies of reports furnished to us, as of September 30, 2023 our executive officers, directors and 10% holders complied with all filing requirements except as follows:

Todd Baszucki filed a Form 4 on October 25, 2023 that was required to be filed on October 3, 2023.

Phillip A. Bosua filed a Form 4 on February 14, 2023 that was required to be filed on January 25, 2023.

William A. Owens filed a Form 4 on May 22, 2023 that was required to be filed on May 18, 2023.

Ichiro Takesako filed a Form 4 on April 10, 2023 that was required to be filed on February 17, 2023.

Ichiro Takesako filed a Form 4 on April 20, 2023 that was required to be filed on March 27, 2023.

Jon Pepper filed a Form 4 on April 10, 2023 that was required to be filed on February 17, 2023.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons (our “named executive officers”) for services rendered in all capacities during the years ended September 30, 2023 and September 30, 2022, respectively. The Company meets the requirements of a “smaller reporting company” and has utilized the scaled reporting requirements available to qualifying companies. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

							All
					Stock	Option	Other
			Salary	Bonus	Awards	Awards	Compensation	Total
Name	Principal Position		($)	($)	($)	($) (4)	($)	($)
Ronald P. Erickson (1)	Chief Executive Officer and	Fiscal year 2023	$371,083	$-	$-	$551,569	$173,885	$1,096,537
	Chairman of the Board	Fiscal year 2022	$474,475	$-	$-	$1,748,231	$-	$2,222,706

Phillip A. Bosua (2)	Former Chief Executive Officer	Fiscal year 2023	$519,583	$-	$-	$181,715	$96,440	$797,738
		Fiscal year 2022	$1,437,926	$-	$-	$865,601	$91,500	$2,395,027

Peter J. Conley (3)	Chief Financial Officer and	Fiscal year 2023	$319,792	$-	$-	$244,750	$-	$564,542
	SVP Intellectual Property	Fiscal year 2022	$110,000	$-	$-	$-	$-	$110,000

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(1) During the years ended September 30, 2023 and 2022, the Compensation Committee and the Board compensated Ronald P. Erickson with a salary of $300,000 from April 1, 2021 to March 15, 2022 and $325,000 from March 15, 2022 to September 30, 2022. From December 14, 2022, Mr. Erickson has been compensated with an annual salary of $375,000. An entity affiliated with and controlled by Mr. Erickson, J3E2A2Z LP, was paid interest of $173,855 during the year ended September 30, 2023. Mr. Erickson was paid deferred compensation of $165,000 during the year ended September 30, 2022, respectively. See “Outstanding Equity Awards at Year-End” for a discussion of option award compensation.

(2) Mr. Bosua resigned from the Board of Directors and from his position as Chief Executive Officer on January 23, 2023. Mr. Bosua is party to a Separation and Release Agreement with the Company, pursuant to which he was entitled to receive severance payments. Such payments are described in greater detail below under “Employment and Separation Agreements.” During the years ended September 30, 2023 and 2022, the Compensation Committee and the Board compensated Phillip A. Bosua at an annual salary of $350,000 from April 1, 2021 to January 23, 2023. Mr. Bosua was also paid $400,000 in severance and $96,440 in rent and other costs during the year ended September 30, 2023. Mr. Bosua was paid $1,097,928 in compensation and $91,500 in rent expenses for services provided to AI Mind, a wholly owned subsidiary of the Company, in connection with the development of NFT sales for the year ended September 30, 2022. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Digital Asset Sales” and Note 4 to the Notes to our Consolidated Financial Statements, See “Outstanding Equity Awards at Year-End” for a discussion of option award compensation.

(3) Mr. Peter J. Conley has served as our Chief Financial Officer and SVP Intellectual Property since May 2022. During the year ended September 30, 2022, the Compensation Committee and the Board compensated Mr. Conley with an annual salary of $300,000 from May 20, 2022 to September 30, 2022. From December 14, 2022 to September 30, 2023, Mr. Conley has been compensated with an annual salary of $325,000. See “Outstanding Equity Awards at Year-End” for a discussion of option award compensation.

(4) These amounts reflect the aggregate grant date fair value of awards granted in the fiscal year ended September 30, 2022, as required by Regulation S-K Item 402(n)(2), computed in accordance with the FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). All assumptions made in the valuations are contained and described in footnote 8 to the Company’s financial statements for Fiscal 2023 contained in this Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The amounts shown in the table reflect the total fair value on the date of the grant.

Employment Agreements

On April 10, 2018, we entered into an amended employment agreement for Ronald P. Erickson which amends our employment agreement with him dated July 1, 2017. The employment agreement provides for a base salary of $180,000 per year, which was increased to $215,000 from May 1, 2020 to March 31, 2021, to $300,000 from April 1, 2021 to March 15, 2022 and to $325,000 from March 15, 2022 to September 30, 2022. From December 14, 2022, Mr. Erickson has been compensated with an annual salary of $375,000. Mr. Erickson will be entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. The employment agreement is for an initial term of 12 months (subject to earlier termination) and will be automatically extended for additional 12-month terms unless either party notifies the other party of its intention to terminate the employment agreement at least ninety (90) days prior to the end of the initial term or renewal term. If we terminate Mr. Erickson’s employment at any time prior to the expiration of the term without cause, as defined in the employment agreement, or if Mr. Erickson terminates his employment at any time for “good reason” or due to a “disability,” Mr. Erickson will be entitled to receive (i) his base salary amount for one year; and (ii) medical benefits for eighteen months. On January 23, 2023, the Board appointed Mr. Erickson our Chief Executive Officer. Mr. Erickson was appointed to serve until his successor is duly elected.

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On April 10, 2018, we entered into an employment agreement with Phillip A. Bosua reflecting his appointment as Chief Executive Officer. The employment agreement provided for a base salary of $225,000 per year, which was increased to $260,000 from May 1, 2020 to March 31, 2021 and to $350,000 from April 1, 2021 to January 23, 2023. Mr. Bosua also received 500,000 shares of common stock valued at $0.33 per share and was entitled to bonuses and equity awards at the discretion of the Board or a committee of the Board. Mr. Bosua was entitled to participate in all group employment benefits that are offered by us to our senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. The employment agreement was for an initial term of 12 months (subject to earlier termination) and was automatically extended for additional 12-month terms unless either party notified the other party of its intention to terminate the employment agreement at least ninety (90) days prior to the end of the initial term or renewal term. If we terminated Mr. Bosua’s employment at any time prior to the expiration of the term without cause, as defined in the employment agreement, or if Mr. Bosua terminated his employment at any time for “good reason” or due to a “disability,” Mr. Bosua was entitled to receive (i) his base salary amount for one year; and (ii) medical benefits for eighteen months.

On January 23, 2023, Mr. Bosua resigned from the Board and from his position as our Chief Executive Officer. In connection with his resignation, we entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Bosua containing customary terms and mutual releases, pursuant to which Mr. Bosua is entitled receive a $400,000 severance payment and benefits pursuant to his prior employment agreement. Pursuant to the Separation Agreement, Mr. Bosua’s outstanding stock options ceased vesting as of January 23, 2023, and all vested stock options remain exercisable through January 23, 2024. Mr. Bosua has been engaged as a consultant to the Company for a period of one year at a rate of $10,000 per month. Mr. Bosua also entered into a lock up and leak out agreement with respect to 3,005,000 common shares owned by Mr. Bosua and shares issuable upon exercise of his vested option awards. During the period commencing March 17, 2023 through March 17, 2024, Mr. Bosua may sell no more than 1,500,000 shares. During the period commencing April 1, 2024 through June 30, 2026, Mr. Bosua may sell no more than 375,000 shares per quarter (or 1,500,000 shares per year), unless the stock price of our common stock exceeds $5.00 per share on the NYSE American (the “Stock Price Threshold”), then Mr. Bosua may sell a maximum of 750,000 shares during any such quarter that the Stock Price Threshold is met. Notwithstanding the foregoing, any lock-up or leak-out restrictions are waived for any sales of shares from Mr. Bosua to Todd Baszucki.

On May 13, 2022, we entered into an employment agreement with Peter J. Conley reflecting his appointment as our Chief Financial Officer and Senior Vice President, Intellectual Property. The employment agreement provides for a base salary of $300,000. From December 14, 2022 to September 30, 2023, Mr. Conley has been compensated with an annual salary of $325,000, Mr. Conley may also be entitled to bonuses from time to time as determined by our Board or our compensation committee in their sole discretion. Mr. Conley is eligible to participate in all our employee benefit plans, policies and arrangements that are applicable to other executive officers, as such plans, policies and arrangements may exist or change from time to time at our discretion. We will reimburse Mr. Conley for reasonable travel, entertainment and other expenses he incurs in the furtherance of his duties under the employment agreement. The employment agreement is at will, meaning either we or Mr. Conley may terminate the employment relationship at any time, with or without cause, upon written notice to the other party. The employment agreement provides for severance pay equal to 12 months of then-in-effect base salary if Mr. Conley is terminated without “cause” or voluntarily terminates his employment for “good reason,” as defined in the employment agreement.

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Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year ended September 30, 2023.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	Exercisable	Unexerciseable	Price	Expiration
Name	(#)	(#)	($) (4)	Date

Ronald P. Erickson (1)	1,200,000	-	$1.10	11/4/2024
	-	1,865,675	$1.53	12/15/2025
	266,525	1,599,150	$1.53	12/15/2025
	2,000,000	-	$1.53	12/15/2025
	437,500	562,500	$2.09	12/16/2026
	187,500	812,500	$1.41	12/14/2027

Phillip A. Bosua (2)	1,000,000	-	$1.28	1/23/2024
	304,600	-	$1.53	1/23/2024
	325,000	-	$2.09	1/23/2024

Peter J. Conley (3)	312,500	687,500	$1.48	5/20/2027

(1) On November 4, 2019, we granted a stock option grant to Ronald P. Erickson for 1,200,000 shares with an exercise price of $1.10 per share. The performance grant expires November 4, 2024 and vested upon uplisting to the NASDAQ or NYSE exchanges. Our common stock began trading on NYSE American under the symbol “KNW” on September 16, 2022 and we expensed $1,207,200 during the year ended September 30, 2022. On December 15, 2020, we issued a stock option grant to Ronald P. Erickson for 1,865,675 shares at an exercise price of $1.53 per share. The stock option grant expires in five years. The grant vests in increments if the market capitalization of our commons stock exceeds for 20 consecutive trading days starting at $100 million to $1 billion. We estimated at grant date the fair value of these options at approximately $520,869 which is being amortized over 5 years. As of September 30, 2023 and 2022, we recorded an expense of $104,172 and a cumulative expense of $186,657, respectively. We are valuing this stock option using the Monte Carlo pricing model which included key assumptions of 100% stock volatility, five year life and no forfeitures. The stock option grant was not vested as of September 30, 2023 and 2022. On December 15, 2020, we issued an additional stock option grant to Ronald P. Erickson for 1,865,675 shares at an exercise price of $1.53 per share. The stock option grant expires in five years. Our common stock began trading on NYSE American under the symbol “KNW” on September 16, 2022 and we expensed $263,593 during the year ended September 30, 2022. The stock option grants vest when earned based on certain performance criteria. On December 15, 2020, we issued a fully vested warrant to Ronald P. Erickson for 2,000,000 shares of common stock. The five year warrant is exercisable for cash or non-cash at $1.53 per share and was valued using a Black-Scholes model at $1,811,691. On December 16, 2021, we issued a stock option grant to Ronald P. Erickson for 1,000,000 shares at an exercise price of $2.09 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years. On December 14, 2022, we issued a stock option grant to Ronald P. Erickson for 1,000,000 shares at an exercise price of $1.41 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years.

(2) On July 30, 2018, Mr. Bosua was awarded a stock option grant for 1,000,000 shares of our common stock that was awarded at $1.28 per share. The stock option grant vests quarterly over four years. The performance grant was not earned as of September 30, 2022. On November 4, 2019, we granted a stock option grant to Philip A. Bosua for 1,200,000 shares with an exercise price of $1.10 per share. The performance grant expires November 4, 2024 and vests upon FDA approval of the UBAND blood glucose monitor. On December 15, 2020, we issued a stock option grant to Phillip A. Bosua for 2,132,200 shares at an exercise price of $1.53 per share. The stock option grant expires in five years. The grant vested in increments if the market capitalization of our commons stock exceeds for 20 consecutive trading days starting at $100 million to $1 billion. We estimated at grant date the fair value of these options at approximately $595,277 which is being amortized over 5 years. As of September 30, 2023 and 2022, we recorded an expense of $37,370 and a cumulative expense of $231,321, respectively. We are valuing this stock option using the Monte Carlo pricing model which included key assumptions of 100% stock volatility, five year life and no forfeitures. The stock option grant was not vested as of September 30, 2023 and 2022. On December 15, 2020, we issued another stock option grant to Phillip A. Bosua for 2,132,195 shares at an exercise price of $1.53 per share. The stock option grants expire in five years. The stock option grants vest when earned based on certain performance criteria. Our common stock began trading on NYSE American under the symbol “KNW” on September 16, 2022 and we expensed $301,249 during the year ended September 30, 2022. On December 16, 2021, we issued a stock option grant to Phillip A. Bosua for 1,300,000 shares at an exercise price of $2.09 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years. On December 14, 2022, we issued a stock option grant to Philip A. Bosua for 1,250,000 shares at an exercise price of $1.41 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years.

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Mr. Bosua resigned from the Board of Directors and from his position as Chief Executive Officer on January 23, 2023. Pursuant to the Separation Agreement, as of January 23, 2023, all of Mr. Bosua’s outstanding stock options listed above ceased vesting as of January 23, 2023, and his vested stock options will remain exercisable until January 23, 2024.  Mr. Bosua forfeited stock option grants for 7,384,795 shares of common stock.

(3) Mr. Peter J. Conley has served as our Chief Financial Officer and SVP Intellectual Property since May 2022. On May 20, 2022, we issued a stock option grant to Mr. Conley for 1,000,000 shares at an exercise price of $1.48 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years, with no vesting during the first six months.

(4) These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

We maintain a 401(k) plan and/or other health and welfare benefit plans in which our NEOs are eligible to participate.

Potential Payments upon Termination or Change in Control

We have the following potential payments upon termination or change in control with Ronald P. Erickson:

		Early	Not For Good	Change in
Executive	For Cause	or Normal	Cause	Control	Disability
Payments Upon	Termination	Retirement	Termination	Termination	or Death
Separation	on 9/30/2023	on 9/30/2023	on 9/30/2023	on 9/30/2023	on 9/30/2023
Compensation:
Base salary (1)	$-	$-	$375,000	$375,000	$-
Performance-based incentive compensation	$-	$-	$-	$-	$-
Stock options (2)	$-	$-	$5,004,274	$5,004,274	$-

Benefits and Perquisites:
Health and welfare benefits (3)	$-	$-	$27,446	$27,446	$-
Accrued vacation pay	$-	$-	$-	$-	$-

Total	$-	$-	$5,406,720	$5,406,720	$-

(1)	Reflects a salary for twelve months.
(2)	Reflects the vesting of stock option grants-non cash.
(3)	Reflects the cost of medical benefits for eighteen months.

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We have the following potential payments upon termination or change in control with Peter J. Conley:

		Early	Not For Good	Change in
Executive	For Cause	or Normal	Cause	Control	Disability
Payments Upon	Termination	Retirement	Termination	Termination	or Death
Separation	on 9/30/2023	on 9/30/2023	on 9/30/2023	on 9/30/2023	on 9/30/2023
Compensation:
Base salary (1)	$-	$-	$325,000	$325,000	$-
Performance-based incentive compensation	$-	$-	$-	$-	$-
Stock options (2)	$-	$-	$673,063	$673,063	$-

Benefits and Perquisites:
Health and welfare benefits	$-	$-	$-	$-	$-
Accrued vacation pay	$-	$-	$-	$-	$-

Total	$-	$-	$998,063	$998,063	$-

(1)	Reflects a salary for twelve months.
(2)	Reflects the vesting of stock option grants- non cash,

Director Compensation

Our independent non-employee directors are primarily compensated with stock option grants and stock grants to attract and retain qualified candidates to serve on the Board, in addition to a $12,500 cash retainer in consideration of board services. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by our members of the Board.

The table below sets forth the compensation paid to our non-employee directors during the fiscal year ended September 30, 2023. Ronald P. Erickson and Phillip A. Bosua did not receive any compensation for their services as directors. The compensation disclosed in the Summary Compensation Table above represents the total compensation for Mr. Erickson and Mr. Bosua.

	Stock	Option	Fees
Name	Awards	Awards (4)	Earned	Total
Jon Pepper (1)	$-	$15,980	$12,500	$28,480
Ichiro Takesako (2)	-	15,980	12,500	28,480
William A. Owens (3)	-	-	12,500	12,500

Total	$-	$31,960	$37,500	$69,460

(1)

The stock option grant for 20,000 shares of common stock was issued on February 15, 2023 to Mr. Pepper and was valued at the black scholes value of $0.799 per share. Mr. Pepper was paid $12,500 for board services. As of September 30, 2023, Mr. Pepper has stock option grants for 77,500 shares of common stock and warrants to purchase common stock of 40,000 shares.

(2)

The stock option grant for 20,000 shares of common stock was issued on February 15, 2023 to Mr. Takesako and was valued at the black scholes value of $0.799 per share. Mr. Takesako was paid $12,500 for board services. As of September 30, 2023, Mr. Takesako has stock option grants for 77,500 shares of common stock and warrants to purchase common stock of 40,000 shares.

(3)	Mr. Owens was paid $12,500 for board services. As of September 30, 2023, Mr. Owens has stock option grants for 0 shares of common stock and warrants to purchase common stock of 40,000 shares.

(4)

These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718. All assumptions made in the valuations are contained and described in footnote 8 to the Company’s financial statements for Fiscal 2023 contained in this Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the listed executives.

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Mr. Cronin, Mr. Londergan, and Mr. Ellingson were each appointed as directors in November 2023, as such they received no compensation as directors in the year ended September 30, 2023.

2021 Equity Incentive Plan

On August 12, 2021, we established the Know Labs, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), which was adopted by our stockholders on October 15, 2021. The following summary briefly describes the principal features of the 2021 Plan and is qualified in its entirety by reference to the full text of the 2021 Plan, which is filed as an exhibit to this report.

Awards that may be granted include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, and (f) performance compensation awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with our company. All of the permissible types of awards under the 2021 Plan are described in more detail below.

Purposes of 2021 Plan: The purposes of the 2021 Plan are to attract and retain officers, employees and directors for our company and our subsidiaries; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our common stock.

Administration of the 2021 Plan: The 2021 Plan is administered by our compensation committee (which we refer to as the plan administrator). Among other things, the plan administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The plan administrator has authority to establish, amend and rescind rules and regulations relating to the 2021 Plan.

Eligible Recipients: Persons eligible to receive awards under the 2021 Plan will be those officers, employees, consultants, and directors of our company and our subsidiaries who are selected by the plan administrator.

Shares Available Under the 2021 Plan: 20,000,000 shares of our common stock were originally authorized as the maximum number of shares of our common stock that may be delivered to participants under the 2021 Plan, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. This number was increased to 22,000,000 shares of common stock as of January 1, 2022 as a result of the automatic share reserve increase discussed below. Shares subject to an award under the 2021 Plan for which the award is canceled, forfeited or expires again become available for grants under the 2021 Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the 2021 Plan. As of the date of this report, all shares remain available for issuance under the 2021 Plan. The 2021 Plan also authorizes for issuance the sum of (A) any shares of our common stock that, as of the date of stockholder approval of the 2021 Plan, have been reserved but not issued pursuant to any awards granted under our 2011 Stock Incentive Plan and (B) any shares of our common stock subject to stock options or similar awards granted under our 2011 Stock Incentive Plan that, after the date of stockholder approval of the 2021 Plan, expire or otherwise terminate without having been exercised in full and shares of our common stock issued pursuant to awards granted under our 2011 Stock Incentive Plan that are forfeited to or repurchased by us, with the maximum number of shares of our common stock to be added to the 2021 Plan pursuant to clause (B) equal to 7,592,825.

Automatic Share Reserve Increase: Subject to the provisions of Section 14 of the 2021 Plan, the number of shares available for issuance under the 2021 Plan will be increased on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2030 in an amount equal to the least of (i) 2,000,000 shares of our common stock, (ii) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of our common stock determined by our board of directors; provided, that such determination under clause (iii) will be made no later than the last day of the immediately preceding fiscal year.

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Stock Options: Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

General. Subject to the provisions of the 2021 Plan, the plan administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the plan administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the plan administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the plan administrator, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the plan administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the plan administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended, or the Code, for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Stock appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the 2021 Plan, holders of SARs may receive this payment — the appreciation value — either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

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Stock Awards: Restricted shares are shares of common stock awarded to participants at no cost. Restricted shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our common stock, subject to satisfaction of the vesting criteria. Those may include requirements for continuous service and/or the achievement of specified performance goals. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

Cash Awards: A cash award is an award that may be in the form of cash or shares of common stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the plan administrator.

Section 162(m) of the Code: Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1.0 million for compensation paid to each of their principal executive officer or principal financial officer and their three highest compensated executive officers (other than the principal executive officer or principal financial officer) determined at the end of each year, referred to as covered employees.

Performance Criteria: Under the 2021 Plan, one or more performance criteria will be used by the plan administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the plan administrator may deem appropriate, or as compared to the performance of a group of comparable companies or published or special index that the plan administrator deems appropriate. In determining the actual size of an individual performance compensation award, the plan administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The plan administrator shall not have the discretion to (i) grant or provide payment in respect of performance compensation awards if the performance goals have not been attained or (ii) increase a performance compensation award above the maximum amount payable under the 2021 Plan.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the plan administrator. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the plan administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The plan administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the plan administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the 2021 Plan or any outstanding award or may terminate the 2021 Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the 2021 Plan, change the persons eligible for awards under the 2021 Plan, extend the time within which awards may be made, or amend the provisions of the 2021 Plan related to amendments. No amendment that would adversely affect any outstanding award made under the 2021 Plan can be made without the consent of the holder of such award.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024 for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 619 Western Avenue, Suite 610, Seattle, WA 98104.

	Shares Beneficially Owned (1) (2)
Name of Beneficial Owner	Amount	Percentage
Directors and Officers-
Ronald P. Erickson (3)	12,335,540	13.2%
Peter J. Conley (4)	385,000	*
William A. Owens (5)	1,567,231	1.9%
Jon Pepper (6)	1,225,028	1.5%
Ichiro Takesako (7)	852,028	1.0%
John Cronin (8)	506,575	*
Timothy M. Londergan (9)	307,575	*
Larry K. Ellingson (10)	336,575	*
All executive officers and directors (8 persons)	17,515,552	11.0%

* Less than 1%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of March 31, 2024 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

(2)	Based on 82,512,166 shares of common stock issued and outstanding as of March 31, 2024.

(3)

Consists of (i) 1,488,085 shares of shares of our common stock beneficially owned by Ronald P. Erickson or entities controlled by Mr. Erickson, (ii) 2,216,325 shares of our common stock issuable upon the exercise of options exercisable within 60 days, (iii) 3,894,666 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days, and (iv) 4,736,264 shares of our common stock issuable upon the conversion of convertible notes that are convertible within 60 days.

(4)	Consists of (i) 10,000 shares of our common stock held directly by Peter Conley and (ii) 375,000 shares of our common stock issuable upon the exercise of options exercisable within 60 days.

(5)

Consists of (i) 947,703 shares of our common stock held directly by William A Owens, (ii) 579,528 shares of our common stock issuable upon the exercise of options exercisable within 60 days, and (iii) 40,000 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.

(6)

Consists of (i) 528,000 shares of our common stock held directly by Jon Pepper, (ii) 657,028 shares of our common stock issuable upon the exercise of options exercisable within 60 days and (iii) 40,000 shares of our common stock issuable upon the exercise of warrants exercisable within 60 days.

(7)

Consists of (i) 155,000 shares of our common stock held directly by Ichiro Takesako, (ii) 657,028 shares of our common stock issuable upon the exercise of options exercisable within 60 days and (iii) 40,000 shares of our common stock issuable upon the exercise of warrants exercisable within 60 days.

(8)	Consists of (i) 16,164 shares of our common stock held directly by John Cronin and (ii) 490,411 shares of our common stock issuable upon the exercise of options exercisable within 60 days.

(9)	Consists of (i) 17,164 shares of our common stock held directly by Timothy M. Londergan and (ii) 290,411 shares of our common stock issuable upon the exercise of options exercisable within 60 days.

(10)	Consists of (i) 16,164 shares of our common stock held directly by Larry K. Ellingson and (ii) 320,411 shares of our common stock issuable upon the exercise of options exercisable within 60 days.

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	Shares Beneficially Owned
	Amount	Percentage
Greater Than 5% Ownership

Clayton A. Struve (1)	19,362,071	19.1%
	Blocker at 4.99%

Todd Baszucki (2)	18,200,000	21.8%

Ronald P. Erickson (3)	12,335,540	13.2%

Lind Global Fund II LP (4)	10,800,000	11.6%
	Blocker at 4.99%-9.99%

(1)

Consists of (i) 700,000 shares of our common stock, (ii) 6,269,715 shares of our common stock issuable upon the exercise of warrants, (iii) 5,000,000 shares of our common stock issuable upon the conversion of our Series C Convertible Preferred Stock, (iv) 3,108,356 shares of our common stock issuable upon the conversion of our Series D Convertible Preferred Stock and (v) 4,284,000 shares of our common stock issuable upon the conversion of convertible notes; and excludes additional shares of preferred stock issuable as accreted preferred dividends pursuant to terms of the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock. All of the warrants, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and convertible notes held by Mr. Struve are subject to a 4.99% blocker pursuant to which shares of our common stock may not be issued to the extent that such issuance would cause Mr. Struve to beneficially own more than 4.99% of our common stock. The address of Mr. Struve is 175 West Jackson Blvd., Suite 440, Chicago, IL 60604.

(2)

Consists of (i) 17,200,000 shares of our common stock held directly by Todd Baszucki and (ii) 1,000,000 shares of our common stock issuable upon the exercise of warrants. The address for Mr. Baszucki is 395 Del Monte Center, Unit 306, Monterey, CA 93940.

(3)	See above for Ronald P. Erickson or entities controlled by Mr. Erickson.The address for Mr. Erickson is 619 Western Avenue, Suite 610, Seattle, WA 98104.

(4)

Consists of (i) 4,800,000 shares of our common stock issuable upon the conversion of convertible notes and (ii) 6,000,000 shares of our common stock issuable upon the exercise of warrants. The address for Lind Global Fund II LP is 444 Madison Street, Floor 41, New York, NY 10022, care of the Lind Partners LLC.

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2021 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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Transactions with Clayton Struve

On December 7, 2022, we signed an Extension of Warrant Agreement with Clayton Struve, extending the exercise dates as follows:

Warrant No./Class	Issue Date	No. Warrant Shares	Exercise Price	Current Expiration Date	Amended Expiration Date
Clayton A. Struve Warrant	08-14-2017	1,440,000	$0.25	08-13-2024	08-13-2025
Clayton A. Struve Warrant	12-12-2017	1,200,000	$0.25	12-11-2024	12-11-2025
Clayton A. Struve Warrant	08-04-2016	1,785,715	$0.25	08-04-2024	08-04-2025
Clayton A. Struve Warrant	02-28-2018	1,344,000	$0.25	02-28-2024	02-28-2025

On December 7, 2022, we signed an Extension of Warrant Agreement with Clayton Struve, extending the exercise dates. We recorded interest expense of $194,019 during the year ended September 30, 2023 related to the extension of the warrants. We recorded the original value of warrants in equity and as such, we recorded the extension value as an expense with an offset to additional paid in capital.

Convertible Promissory Notes with Clayton A. Struve

See “Description of Securities” for the terms of our convertible promissory notes with Clayton A. Struve.

Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, Warrants and Dividends

See “Description of Securities” for the terms of our Series C Convertible Preferred Stock and D preferred stock, warrants and dividends.

Extension of Warrant with Clayton A. Struve

On March 19, 2024, we signed an Extension of Warrant Agreement with Clayton Struve, extending the exercise date on 500,000 shares to March 19, 2026.

On June 27, 2023, at Mr. Struve’s request, we settled all cash dividends with respect to the Series D Convertible Preferred Stock accrued and accumulated through December 31, 2022 in exchange for the issuance to Mr. Struve of 1,402,784 shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. In connection with this transaction, we recorded $1,627,230 in dividends, representing the fair market value of the 1,402,784 shares issued.

Transactions with Ronald P. Erickson

See “Description of Securities” for the terms of our convertible promissory notes with Ronald P. Erickson and J3E2A2Z, an entity affiliated controlled by Ronald P. Erickson.

On November 4, 2019, we granted a stock option grant to Ronald P. Erickson for 1,200,000 shares with an exercise price of $1.10 per share. The performance grant expires November 4, 2024 and vests upon uplisting to the NASDAQ or NYSE exchanges. Our common stock began trading on NYSE American under the symbol “KNW” on September 16, 2022 and we expensed $1,207,200 during the year ended September 30, 2022.

On December 15, 2020, we issued a stock option grant to Ronald P. Erickson for 1,865,675 shares at an exercise price of $1.53 per share. The stock option grant expires in five years. The grant vests in increments if the market capitalization of our commons stock exceeds for 20 consecutive trading days starting at $100 million to $1 billion. We estimated at grant date the fair value of these options at approximately $520,869 which is being amortized over 5 years. As of March 31, 2024 we recorded a cumulative expense of $332,577. We are valuing this stock option using the Monte Carlo pricing model which included key assumptions of 100% stock volatility, five year life and no forfeitures. The stock option grant was not vested as of March 31, 2024.

On December 15, 2020, we issued a stock option grant to Ronald P. Erickson for 1,865,675 shares at an exercise price of $1.53 per share. The stock option grant expires in five years. Our common stock began trading on NYSE American under the symbol “KNW” on September 16, 2022 and we expensed $263,593 during the year ended September 30, 2022. The stock option grants vest when earned based on certain performance criteria.

On December 16, 2021, we issued a stock option grant to Ronald P. Erickson for 1,000,000 shares at an exercise price of $2.09 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years.

On December 14, 2022, we issued a stock option grant to Ronald P. Erickson for 1,000,000 shares at an exercise price of $1.41 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years.

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On January 19, 2023, we signed an Extension of Warrant Agreement with Ronald P. Erickson and an entity controlled by Mr. Erickson, extending the exercise dates from January 30, 2023 to January 30, 2024.

On October 10, 2023, we issued a stock option grant to Ronald P. Erickson for 4,640,844 shares at an exercise price of $0.25 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years.

On January 30, 2024, we signed an Extension of Warrant Agreement with Ronald P. Erickson and an entity controlled by Mr. Erickson, extending the exercise dates from January 30, 2024 to January 31, 2026.

Transactions with Peter J. Conley

On May 20, 2022, we issued a stock option grant to Mr. Conley for 1,000,000 shares at an exercise price of $1.48 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years, with no vesting during the first six months.

On October 10, 2023, we issued a stock option grant to Peter J. Conley for 3,001,000 shares at an exercise price of $0.25 per share. The stock option grant expires in five years. The stock option grant vests quarterly over four years.

Transactions with Directors

On January 5, 2022, we issued 30,000 shares each to three directors for services rendered during 2021.

On January 5, 2022, we issued 20,000 warrants to purchase common stock each to three directors at an exercise price of $1.70 per share. The warrants expire on January 5, 2027.

On February 15, 2023, we issued stock option grants to two directors for a total of 50,000 shares at an exercise price of $1.24 per share. The stock option grant expires in five years. The stock option grants vested at issuance.

Mr. Cronin has served as an independent director since November 2023. Mr. Cronin is an experienced inventor and intellectual property strategist. Mr. Cronin is Chairman and CEO of ipCapital Group, Inc. As of the year ended September 30, 2023, we have paid ipCapital Group approximately $713,000 in professional fees.

During the six months ended March 31, 2024, we issued 453,492 shares of our common stock total to six directors at $0.434 per share for director services for a total value of $196,816 which was expensed during the six months ended March 31, 2024.

During the six months ended March 31, 2024, we issued stock option grants to six directors for a total of 2,809,817 shares at an exercise price of $0.46 per share. The stock option grant expires in five years. The stock option grants vested at issuance.

Indemnification

Our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law. In addition, we have Indemnification Agreements with the current Board of Directors.

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UNDERWRITING

In connection with this offering, we expect to enter an underwriting agreement with Boustead Securities, LLC (the “representative”) as the representative of the underwriters named below, with respect to the units in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the underwriters will agree to purchase from us on a firm commitment basis the respective number of units at the public price less the underwriting discounts and commissions set forth on the cover page of this prospectus, and each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, at the public offering price per unit less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of units listed next to its name in the following table.

Underwriter	Number of Units
Boustead Securities, LLC

Total

The units sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $_____ per unit. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts. The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters.

Over‑Allotment Option

We have granted the representative an option to purchase _____ additional shares of common stock at an assumed purchase price of $_____ per share and/or _____ additional warrants at a purchase price of $_____ per warrant, representing 15% of the aggregate shares of common stock and warrant sold in this offering from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus to cover over-allotments, if any. This offering is being conducted on a firm commitment basis. Any shares of common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Discounts and Commissions; Expenses

The underwriting discounts and commissions are a cash fee equal to 7.0% of gross proceeds from the sale of units in this offering. We have been advised by the representative that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $_____ per share under the public offering price. After the offering, the representative may change the public offering price and other selling terms.

The following table summarizes the public offering price and the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming a public offering price of $_____ per share):

	Per Unit	Without Over-Allotment Option	With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)
Non-accountable expense allowance (1.0%)
Proceeds to us, before expenses	$	$	$

We have agreed to pay the representative a non-accountable expense allowance equal to 1.00% of the gross proceeds received at the closing of this offering.

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We have agreed to reimburse the representative for reasonable out-of-pocket expenses incurred by it in connection with this offering, regardless of whether the offering is consummated, up to $75,000. Any advance payments will be returned to us to the extent any portion of the advance is not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions and the non-accountable expense allowance, will be approximately $_____.

Representative’s Unit Purchase Option

We have also agreed to issue to the Representative a unit purchase option to purchase a number of units equal to 7.0% of the units sold in this offering. The Representative’s Unit Purchase Option will have an exercise price equal to 100% of the public offering price per unit set forth on the cover of this prospectus (or $_____ per unit) and may be exercised on a cashless basis. The Representative’s Unit Purchase Option is not redeemable by us. This prospectus also covers the sale of the Representative’s Unit Purchase Option and the shares of common stock and warrants issuable upon exercise of the Representative’s Unit Purchase Option, and the shares of common stock underlying such warrants.

The Representative’s Unit Purchase Option and the underlying securities have been deemed compensation by FINRA, and are therefore subject to lock-up pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the unit purchase option nor any of the underlying securities issued upon exercise of the unit purchase option may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

Indemnification

We have agreed to indemnify the representative and the other underwriters, if any, against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the representative and the other underwriters may be required to make for these liabilities.

Lock‑Up Agreements

Our executive officers, directors following this offering and other security holder(s) of five percent (5%) or more have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock for a period of six months following the closing of this offering, subject to certain exceptions.

Notwithstanding the above, the representative of this offering may engage in stabilization activities as described below. The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock‑up agreements prior to the expiration of the lock‑up period. When determining whether or not to release shares from the lock‑up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

We will not, without the prior written consent of the representative, from the date of execution of the Underwriting Agreement and continuing for a period of three months from such date (the “Lock-Up Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (c) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over‑allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

•

Over‑allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over‑allotted by the underwriters is not greater than the number of securities that they may purchase in the over‑allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over‑allotment option. The underwriters may close out any covered short position by either exercising its over‑allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over‑allotment option. A naked short position occurs if the underwriters sells more securities than could be covered by the over‑allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Determination of Offering Price

In determining the public offering price, we and the representative have considered a number of factors, including:

•	the information set forth in this prospectus and otherwise available to the representative;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future revenues and earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded securities of generally comparable companies, as well as the recent market price of our common stock; and

•	other factors deemed relevant by the representative and us.

The estimated public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

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Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the underwriters in this offering. In addition, the common stock may be sold by the underwriters to securities dealers who resell to online brokerage account holders. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as representative and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other

Peter Conley has served as our Chief Financial Officer and SVP Intellectual Property since May 2022. Mr. Conley has served as Senior Managing Director and Head of Intellectual Property Banking at Boustead Securities, LLC since October 2014. Since joining the Company, Mr. Conley has not been active at Boustead Securities, LLC.

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DESCRIPTION OF SECURITIES

The following description summarizes certain terms of our capital stock and the securities being sold in this offering. Because this is a summary description, it does not contain all of the information that may be important to you. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation as amended, restated and supplemented to date, or our articles of incorporation, and our second amended and restated bylaws, or our bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the Nevada Revised Statutes.

The following description summarizes important terms of the classes of our capital stock as of March 31, 2024.

Authorized Capital Stock

The Company’s authorized capital stock currently consists of:

•	200,000,000 shares of common stock, par value $0.001 per share; and

•	5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which:

•	30,000 shares have been designated as our Series C Convertible Preferred Stock, $0.001 par value per share; and

•	20,000 shares have been designated as our Series D Convertible Preferred Stock, $0.001 par value per share.

Outstanding Shares of Capital Stock

The Company’s common stock is the only security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. All outstanding shares of the Company’s capital stock are fully paid and nonassessable. As of March 31, 2024, there were:

•	82,512,166 shares of common stock issued and outstanding, held by 190 holders of record;

•	17,858 shares of Series C Convertible Preferred Stock issued and outstanding, held by one holder of record; and

•	10,161 shares of Series D Convertible Preferred Stock issued and outstanding, held by one holder of record.

Units Offered Hereby

We are offering _____ units at a fixed price of $_____ per unit (based on an assumed public offering price per unit of $_____). Each unit shall consist of one share of common stock and one warrant to purchase one share of common stock, at an assumed offering price of $_____ per unit, which is approximately equal to the last reported sale price per share of our common stock on the NYSE American on June _____, 2024. The shares of common stock and warrants that we are offering are immediately separable and will be issued separately.

Common Stock

We currently have authority to issue up to 200,000,000 shares of common stock, $0.001 par value per share. As of June 17, 2024, we had 82,512,166, shares of common stock outstanding. From time to time we may amend our certificate of incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.

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Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of our company. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our common stockholders do not have cumulative voting rights in the election of directors and have No preemptive, subscription, or conversion rights. Our common stock is subject to redemption by us.

Offered Warrants

The following summary of certain terms and provisions of the warrants included in the units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration, Exercise Price and Form

Each warrant included in the units will have an initial exercise price equal to $_____ per share (equal to 100% of the public offering price per unit). The warrants will be exercisable only upon our achievement of Food & Drug Administration (“FDA”) clearance of our KnowU™ product or an earlier change in control of our company and will expire on the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the common stock and may be transferred separately immediately thereafter. The warrants will be issued in electronic form.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. If, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares of common stock underlying the warrants, then the warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction, and the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

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Warrant Agent; Global Certificate

The warrants will be issued in registered form under a warrant agency agreement between our transfer agent or other warrant agent and us. The warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co, a nominee of DTC, or as otherwise directed by DTC.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.

Trading Market

There is no established trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. The common stock issuable upon exercise of the common warrants is currently listed on the NYSE American.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such warrant holders exercise their warrants.

Governing Law

The warrants are governed by New York law.

Securities Subject to Price Adjustments

If in the future, the Company sells its common stock at a price below $0.25 per share, the conversion price of our outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock would adjust below $0.25 per share pursuant to the documents governing such instruments. In addition, the conversion price of the convertible promissory notes referred to above and the exercise price of certain outstanding warrants to purchase 9,020,264 shares of common stock would adjust below $0.25 per share pursuant to the documents governing such instruments.

Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, Warrants and Dividends

On August 5, 2016, the Company closed a Series C Convertible Preferred Stock and Warrant Purchase Agreement with Clayton A. Struve, an accredited investor for the purchase of $1,250,000 of preferred stock with a conversion price of $0.70 per share. The preferred stock has a cumulative dividend of 8% and an ownership blocker of 4.99%. Dividends are due and payable in cash when declared by the Company or when the stock is converted. Series C Convertible Preferred Stock is senior to Series D Convertible Preferred Stock and is entitled to receive equal dividends paid to Series D Convertible Preferred Stock. In addition, Mr. Struve received a five-year warrant to acquire 1,785,714 shares of common stock at $0.70 per share. On August 14, 2017, the price of the Series C Convertible Preferred Stock and warrant and its conversion price, were adjusted to $0.25 per share pursuant to the documents governing such instruments. As of March 31, 2024, Mr. Struve owns all of the 17,858 issued and outstanding shares of Series C Convertible Preferred Stock. Each holder of Series C Convertible Preferred Stock is allowed to vote as a common shareholder as if the shares were converted to common stock up to the ownership blocker of 4.99%.

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In 2017 the Company closed a $750,000 Series D Convertible Preferred Stock and Warrant offering with Mr. Struve. As of March 31, 2024, Mr. Struve owns all of the 10,161 issued and outstanding shares of Series D Convertible Preferred Stock. Each outstanding share of Series D Convertible Preferred Stock will accrue cumulative cash dividends at a rate equal to 8.0% per annum, subject to adjustment as provided in the Series D Convertible Preferred Stock certificate of designations. Dividends are due and payable in cash when declared by the Company or when the stock is converted. In addition, On August 14, 2017, the price of the Series D Convertible Preferred Stock were adjusted to $0.25 per share pursuant to the documents governing such instruments. Each holder of Series D Convertible Preferred Stock is allowed to vote as a common shareholder as if the shares were converted to common stock up to the ownership blocker of 4.99%.

Based upon the modified terms and conditions of our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock certificates of designations dated August 10, 2023, it was determined that Series C Convertible Preferred Stock and Series D Convertible Preferred Stock dividends need to be accreted going forward. As of March 31, 2024, cumulative unpaid Series C Convertible Preferred Stock and Series D Convertible Preferred Stock dividends totaled approximately $840,000, which on a converted-to-common-stock basis represents approximately 3,361,095 shares of common stock. The Company has recorded $3,688,892 in cumulative deemed dividends related to Series C Convertible Preferred Stock and D preferred stock which have not been paid, net of the approximately $351,000 of accumulated dividends with respect to the Series D Convertible Preferred Stock that were settled for 1,402,784 shares of common stock. Mr. Struve is subject to an ownership blocker limiting his ownership to 4.99% of our outstanding shares of common stock and thus the number of common shares he can receive for dividends. Unpaid accreted stock dividends will be issued to Mr. Struve if he converts preferred stock or if the Board declares a dividend thereon, limited to his 4.99% ownership blocker. Assuming no changes in the amount of outstanding Series C Convertible Preferred Stock or Series D Convertible Preferred Stock ownership, going forward on a quarterly basis the Company will accrete as a preferred dividend the value of approximately 160,000 shares of common stock, which are issuable if such dividends become payable as additional shares of preferred stock, and such preferred stock is then converted into common stock.

Equity Incentive Plan

There are 29,022,106 (including unearned stock option grants totaling 4,179,825 shares related to performance milestones) options to purchase common stock at an average exercise price of $0.84 per share outstanding as of March 31, 2024 under the 2021 Plan. The expiration dates of these stock options range from now to February 16, 2029.

Representative’s Unit Purchase Option to be Issued as Part of this Offering

Upon the closing of this offering, there will be up to _____ shares of common stock, _____ warrants, and _____ shares of common stock underlying such warrants, issuable upon exercise of the Representative’s Unit Purchase Option. See “Underwriting” below. Such summary of certain terms and provisions of the Representative’s Unit Purchase Option is not complete and is subject to, and qualified in its entirety by, the provisions of the Representative’s Unit Purchase Option, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Warrants to Purchase Common Stock

As of March 31, 2024, we have issued warrants for the purchase of 25,984,961 shares of common stock at a weighted average exercise price of $1.03. The expiration dates of these warrants range from February 25, 2024 to February 27, 2029.

Clayton A. Struve has warrants to purchase 5,769,715 shares of common stock that have a beneficial ownership blocker at 4.99%.

Lind Global Fund II LP has warrants to purchase 6,000,000 shares of common stock that have a beneficial ownership blocker at 4.99%-9.99%.

The proceeds of warrants currently outstanding, to the extent not exercised on a cashless basis, may generate potential proceeds. We cannot provide assurance that any of these warrants will be exercised.

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Convertible Promissory Notes with Clayton A. Struve

We owe Clayton A. Struve, a significant stockholder, $1,301,005  $1,071,000, excluding $230,005 recorded as loss on debt extinguishment) under convertible promissory or OID notes. We recorded accrued interest of $97,822 and $94,062 as of March 31, 2024 and September 30, 2023, respectively. On September 15, 2023, the due dates on the notes was further extended to September 30, 2024. We expensed $230,005 as loss on debt extinguishment during the year ended September 30, 2023 related to the extension of the notes. The Company recorded in convertible note payable the incremental value related to the conversion feature and as such, we recorded the extension value as an expense with an offset to convertible note payable. The extension value will be reclassified to equity upon conversion.

Convertible Redeemable Promissory Notes with J3E2A2Z

We owe Ronald P. Erickson and J3E2A2Z, an entity affiliated controlled by Ronald P. Erickson $1,460,926 ($1,184,066, excluding $276,860 as loss on debt extinguishment) under convertible promissory notes. On March 16, 2018, we entered into a Note and Account Payable Conversion Agreement pursuant to which (a) all $664,233 currently owing under the J3E2A2Z Notes was converted to a Convertible Redeemable Promissory Note in the principal amount of $664,233, and (b) all $519,833 of the J3E2A2Z Account Payable was converted into a Convertible Redeemable Promissory Note in the principal amount of $519,833 together with a warrant to purchase up to 1,039,666 shares of common stock of our for a period of five years. The initial exercise price of the warrants described above is $0.50 per share, also subject to certain adjustments. We recorded accrued interest of $98,953 and $218,334 as of March 31, 2024 and September 30, 2023, respectively. On September 15, 2023, the due dates on the notes were extended to September 30, 2024. We expensed $276,860 as interest during the year ended September 30, 2023 related to the extension of the notes. We recorded in convertible note payable the incremental value related to the conversion feature and as such, we recorded the extension value as an expense with an offset to convertible note payable. The extension value will be amortized to equity upon conversion.

Senior Convertible Note with Lind Global Fund II, LP

On February 27, 2024, we (a) entered into a securities purchase agreement with Lind Global Fund II, LP (“Lind”), pursuant to which we may issue Lind one or more senior convertible notes the aggregate principal amount of up to Fourteen Million Four Hundred Thousand Dollars ($14,400,000) for an aggregate purchase price equal to up to Twelve Million Dollars ($12,000,000) and common stock purchase warrants and (b) issued to Lind an initial Note with an outstanding principal amount of Four Million Eight Hundred Thousand Dollars ($4,800,000) in exchange for a purchase price of Four Million Dollars ($4,000,000), that is convertible into shares of our common stock at an initial conversion price of $1.00 per share, subject to adjustment, and an initial warrant to purchase up to 6,000,000 shares of our common stock at an initial exercise price of $0.80 per share, subject to adjustment. Warrant shares issued shall be equal to the applicable funding amount multiplied by 75% and divided by the volume weighted average price of the common stock on the trading date immediately preceding the closing date.

The Notes bearing $800,000 Original Issue Discount (the “OID”) do not carry any interest. Beginning on the date that is 120 days from the issuance date of each Note and on each one (1) month anniversary thereafter for 20 months, we shall pay Lind an amount equal to the greater of (x) 5% of the aggregate principal amount of such note or (y) $240,000, until the outstanding principal amount of such note has been paid in full prior to or on its maturity date or, if earlier, upon acceleration, conversion or redemption of such note in accordance with the terms. At our discretion, the monthly payments shall be made in (i) cash, (ii) shares of our common stock, or (iii) a combination of cash and shares; if made in shares, the number of shares shall be determined by dividing (x) the principal amount being paid in shares by (y) 90% of the average of the 3 lowest daily VWAPs during the 20 trading days prior to the applicable payment date. The notes set forth certain conditions that must be satisfied before we may make any monthly payments in shares of common stock. If we make a monthly payment in cash, we must also pay Lind a cash premium of 5% of such monthly payment. Lind may elect with respect to no more than two (2) monthly payments to increase the amount of such monthly payment up to $750,000 which increase would be paid only in shares of our common stock upon notice by us. Any such increased payment shall be deducted from the amount of the last monthly payment owed under the note.

Issuance of note shares and warrant shares upon repayment or conversion of notes and exercise of warrants is subject to an ownership limitation equal to 4.99% of our outstanding shares of common stock; provided, that if Lind and its affiliates beneficially own in excess of 4.99% of our outstanding shares of common stock, then such limitation shall automatically increase to 9.99% so long as Lind and its affiliates own in excess of 4.99% of such common stock (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon Lind and its affiliates ceasing to own in excess of 4.99% of such common stock).

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Upon the occurrence of any event of default, the notes will become immediately due and payable and we must pay Lind an amount equal to 120% of the then outstanding principal amount of each Note, in addition to any other remedies under the note or the other transaction documents. Events of default include, among others, our failure to make any note payment when due, a default in any indebtedness or adverse judgements in excess of $250,000, our failure to instruct its transfer agent to issue unlegended certificates, our shares of common stock no longer being public traded or listed on a national securities exchange, any stop order or trading suspension restricting the trading in our common stock, and our market capitalization is below $15 million for consecutive 10 days.

The warrant may be exercised via cashless exercise in the event there is no effective registration statement covering the shares of common stock underlying a warrant exercise.

Pursuant to the terms of the securities purchase agreement, if at any time prior to a date that is 24 months following the closing of the offering, we propose to offer or sell any additional securities in a subsequent financing, we shall first offer Lind the opportunity to purchase up to 20% of such new securities.

Our obligations under the notes are secured by a first-priority security interest in all of its assets pursuant to the terms of a security agreement in favor of Lind. In addition, in connection with the offering, our subsidiary Particle, Inc., a Nevada corporation, has guaranteed all of our obligations in connection with the offering pursuant to the terms of a guaranty in favor of Lind.

The sale of the notes and the terms of the offering, including the guaranty are set forth in the securities purchase agreement, the note, the warrant, a security agreement, and guaranty are the transaction documents.

Pursuant to the securities purchase agreement, we registered all of the note shares and warrant shares issued to Lind in the offering.

We received net proceeds of $3,805,699 in exchange for the issuance of the $4,800,000 notes and a warrant to purchase 6,000,000 shares of our common stock. The fair value of the 6,000,000 warrant shares was $1,563,743 on the date of issuance and was classified in equity. The value of the warrant shares was recorded as debt discount (with an offset to APIC) and will be amortized over the two-year term of the Note.

In connection with this securities purchase agreement, we incurred approximately $994,000 of issuance costs of which $675,971 were allocated to the note and $318,330 to the warrant shares. The amount allocated to the notes was recorded as debt discount (with an offset to APIC) and will be amortized over the two-year term of the notes.

We recorded $100,029 of amortization of debt issuance costs during the three and six months ended March 31, 2024 related to this security purchase agreement.

Anti-takeover Provisions

Anti-Takeover Effects of Certain Provisions of Nevada Law and our Governing Documents

Provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition could benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws can have the effect of enhancing continuity and stability in the composition of our board of directors and the policies formulated by the board of directors, and can also have the effect of discouraging certain types of transactions that may involve an actual or threatened change of control of our company. These provisions also may have the effect of reducing our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

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Nevada Anti-Takeover Statutes

The Nevada Revised Statutes, or NRS, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Neither our original articles of incorporation nor our current articles of incorporation include such an election.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4). The Nevada Revised Statutes also provide that any director may be removed from our board of directors by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote, and this standard is also reflected in our bylaws.

Bylaws

Our bylaws contain limitations as to who may call special meetings and also establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our common stock trades on the NYSE American under the symbol “KNW”. Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

As of June 17, 2024, we had 82,620,666 shares of common stock issued and outstanding, held by 190 stockholders of record. This number does not include approximately 5,690 beneficial owners whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

Transfer Agent and Registrar

We have appointed Equiniti Trust Company located at 6201 15th Avenue, Brooklyn, New York 11219, telephone number (800) 937-5449, as the transfer agent for our common stock.

MARKET FOR OUR COMMON STOCK, DIVIDENDS AND

RELATED STOCKHOLDER INFORMATION

Market Information. As of June 17, 2024, our common stock, par value $0.001 per share (the “Common Stock”), is currently quoted on the NYSE American under the symbol “KNW.”

Holders. As of June 17, 2024, we had approximately 190 shareholders of record of our common stock. This number does not include approximately 5,690 beneficial owners whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

Dividends. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. The Company has never paid any cash dividends and intends, for the foreseeable future, to retain any future earnings for the development of its business. The Company’s future dividend policy will be determined by the board of directors on the basis of various factors, including results of operations, financial condition, capital requirements and investment opportunities.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our incentive plans as of March 31, 2024.

	(a)	(b)	(c)
Number of securities
remaining available
	Number of securities	Weighted-average	for future issuance
	to be issued upon	exercise price of	under equity compensation
	exercise of outstanding	outstanding options,	plan (excluding securities
Plan Category	options, warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plan approved by shareholders	29,022,106	$0.839	7,436,706

Equity compensation plans not approved by shareholders	-	-	-
Total	29,022,106	$0.839	7,436,706

On August 12, 2021, we established the 2021 Plan, which was adopted by our stockholders on October 15, 2021. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 2021 Plan is 22,000,000 shares and all of these shares remained available for issuance as of December 31, 2023. See Item 11 “Executive Compensation—2021 Equity Incentive Plan” for a complete description of the 2021 Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following discussion is a summary of material U.S. federal income tax considerations of the acquisition, ownership and disposition of our common stock and the acquisition, exercise, disposition and lapse of the warrants by a U.S. Holder or Non-U.S. Holder (as each term is defined below). This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock and warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock and warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax and does not address state or local taxes, or U.S. federal gift and estate tax laws, except as specifically provided below with respect to Non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as

•	banks or other financial institutions;

•	brokers or dealers in securities or currencies, or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	tax-exempt organizations, organizations or arrangements;

•	pension plans;

•	regulated investment companies, real estate investment trusts;

•	owners that hold our common stock or warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	insurance companies;

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•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and partners or other investors therein);

•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock or warrants being taken into account in an applicable financial statement;

•	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code; and

•	certain U.S. expatriates and certain former U.S. citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock or warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock and warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or warrants that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, the shares of common stock and warrants acquired in this Offering should be treated as an “investment unit” consisting of one share of common stock and a warrant to acquire one share of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and the warrant included in each unit. The separation of the share of common stock and the warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. Holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the U.S. Holder held the warrant.

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In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to the holders of the warrants. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the U.S. federal income tax considerations related to distributions, see the discussion below regarding “—Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and any distributions with respect to the warrants.

Distributions

As discussed above, we currently anticipate that we will retain all available funds and future earnings, if any, to finance the growth and development of our business and do not intend to declare or pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “– Disposition of Our Common Stock or Warrants.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to the beneficial owner of our common stock who is an individual U.S. Holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. Holders that are corporate shareholders may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied. U.S. Holders should consult their tax advisers regarding the availability of DRD on dividends in their particular circumstances.

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Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or warrants exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and warrants and to the proceeds of a sale or other disposition of common stock and warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the Non-U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “—U.S. Holders –Certain Adjustments to and Distributions on Warrants,” an adjustment to the warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “—Distributions” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions

As discussed above, we currently anticipate that we will retain all available funds and future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will be treated as dividends, as a return of capital or as a gain on the sale or exchange of common stock or warrants for U.S. federal income tax purposes, as described in “—U.S. Holders – Distributions.”

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Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or warrants unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•

our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the common stock or warrants, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held No more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be No assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”

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Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our common stock and warrants.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock or warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends (or constructive dividends) on our common stock or warrants. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “—Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock and warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is a “non-financial foreign entity,” the entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Intergovernmental agreements between the United States and foreign countries with respect to FATCA may modify the requirements described in this section for Non-U.S. Holders. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or warrants.

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The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dentons Durham Jones & Pinegar P.C., St. George, Utah. ArentFox Schiff LLP, Washington, DC is acting as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Know Labs, Incorporated and subsidiaries as of September 30, 2023 and 2022 and for the each of the two years in the period ended September 30, 2023, have been incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended September 30, 2023, in reliance upon the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. All such reports and other information are available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a website where you can obtain information about us at www.knowlabs.co. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus, and you should not consider it to be part of this document.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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INCORPORATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 19, 2023;

•	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2023 and March 31, 2024, filed with the SEC on February 14, 2024 and May 15, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on October 30, 2023, October 31, 2023, November 8, 2023, December 1, 2023, December 14, 2023, February 14, 2024, February 27, 2024, as amended, February 29, 2024, March 6, 2024 and March 20, 2024 (other than any portions thereof deemed furnished and not filed)

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 4, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 15, 2022, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 20, 2022.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number:

Know Labs Inc.

619 Western Avenue, Suite 610

Seattle, WA 98104

(206) 903-1351

ask@knowlabs.co

www.knowlabs.co

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Know Labs, Inc.

_____ Units

______________________

PRELIMINARY PROSPECTUS

______________________

Sole Book-Running Manager

BOUSTEAD SECURITIES, LLC

June_____, 2024

Until , 2024, 25 days after the date of this prospectus, all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of units being registered. All amounts, other than the SEC registration fee and FINRA filing fee, are estimates. We will pay all these expenses.

$
Securities and Exchange Commission registration fee	$5,000
NYSE filing fee	75,000
Accountant's fees and expenses	25,000
Legal fees and expenses	75,000
Blue Sky fees and expenses	5,000
Transfer agent's fees and expenses	2,500
Printing and related fees	1,000
Miscellaneous	11,500
Total other expenses	$200,000

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes, or NRS, and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our directors, officers, employees and agents against certain liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is set forth below, but this description is qualified in its entirety by reference to our articles of incorporation and bylaws and to the relevant statutory provisions, including NRS 78.7502, 78.751 and 78.752.

In general, our articles of incorporation provide that any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws further provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the NRS against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

NRS 78.751 provides that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law if such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action. However, NRS 78.752 permits us to purchase and maintain insurance on behalf of our directors, officers, employees or agents against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liabilities.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director. NRS 78.138(7) further provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a Nevada corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

II-1

We have entered into separate indemnification agreements with our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We have a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act of 1934, as amended.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

All of the offerings and sales described below were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities, the offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by the company in accordance with the requirements of Regulation D and the Securities Act. All issuances to accredited and non‑accredited investors were structured to comply with the requirements of the safe harbor afforded by Rule 506 of Regulation D, including limiting the number of non‑accredited investors to no more than 35 investors who have sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of an investment in our securities. We have not employed any underwriters in connection with any of the below transactions, and, except as otherwise noted below, the individuals and entities to whom we issued securities are not affiliated with us. Except as noted below, none of the holders of the securities have any contractual rights to have such securities registered with the Securities and Exchange Commission.

Year Ended September 30, 2021

We issued 3,676,542 shares of common stock at an average price of $0.582 per share related to the exercise of warrants.

We issued 97,000 shares related to services. The shares were valued at the fair market value of $202,820.

We issued 16,875 shares related to the exercise of stock option grants at $1.38 per share.

We issued 480,600 shares of common stock at an average price of $2.00 per share or $961,200 related to the conversion of Particle Simple Agreements for Future Equity into shares of the Company’s common stock.

Year Ended September 30, 2022

We issued 1,045,724 shares of common stock related to warrant exercises and received $838,487.

We issued 26,293 shares related to the exercise of stock option grants and received $26,887.

II-2

The Company issued 104,634 shares each to three directors and three consultants at $1.749 per share.

Year Ended September 30, 2023

We issued 50,000 shares of common stock related to the exercise of warrants and received $12,500.

We issued 2,632,727 shares of common stock related to warrant exercises and received $374,835.

On June 27, 2023, Mr. Struve converted dividends of $350,696 into 1,402,784 shares of its common stock related to the conversion of Series D Convertible Preferred Stock.

On September 29, 2023, we closed an offering of our common stock pursuant to which we sold 28,000,000 shares of common stock, at a purchase price of $0.25 per share. After deducting underwriting commissions and other offering expenses, we received net proceeds of $5,472,791.

Six Months Ended March 31, 2024

We issued 453,492 shares of our common stock total to six directors at $0.434 per share for director services for a total value of $196,816 which was expensed during the quarter ended March 31, 2024.

On October 26, 2023, we closed an offering of its common stock pursuant to which we sold 883,061 shares of common stock, at a purchase price of $0.25 per share. After deducting underwriting commissions and other offering expenses, we received net proceeds of $203,105.

On March 7, 2024, we issued 102,302 shares of the Company’s common stock at $0.782 with a total value of $80,000 per share related to a debt offering. The $80,000 was recorded as debt issuance costs and is amortized over the two-year term of the debt.

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Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Restatement of the Articles of Incorporation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, field August 14, 2023)
3.2	Second Amended and Restated Bylaws, dated October 15, 2021 (incorporated by reference to the Company’s Current Report on Form 8‑K, filed December 7, 2021)
3.3	Amended and Restate Series C Certificate of Designation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.4	Third Amended and Restated Series D Certificate of Designation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.5	Series D Certificate of Correction of Know Labs, Inc., dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.6	Series C Certificate of Correction of Know Labs, Inc., dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.7	Certificate of Withdrawal of Series F Preferred Stock, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023)
3.8	Certificate of Designation of Series F Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8‑K, filed August 3, 2018)
3.9	Certificate of Amendment to Articles of Incorporation dated December 6, 2021 (incorporated by reference to the Company’s Current Report on Form 8‑K, filed December 7, 2021)
4.1†	Know Labs, Inc. 2021 Equity Incentive Plan (incorporated by reference to the Company’s Form S‑8 Filed December 10, 2021)
4.2**	Form of Representative’s Unit Purchase Option
4.3**	Form of Warrant included in the Units
5.1**	Opinion of Dentons Durham Jones Pinegar P.C.
10.1

Form of Preferred Stock and Warrant Purchase Agreement, Form of Amended and Restated Registration Rights Agreement. and Form of Series F Warrant to Purchase common stock by and between Visualant, Incorporated and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed May 5, 2017)

10.2

Securities Purchase Agreement dated August 14, 2017 by and between Visualant, Incorporated and accredited investor (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 18, 2017)

10.3

Senior Secured Convertible Redeemable Debenture dated December 12, 2017 by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 22, 2017)

10.4

Senior Secured Convertible Redeemable Debenture dated February 28, 2018 by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed March 7, 2018)

10.5

Note and Account Payable Conversion Agreement and related notes and warrants dated January 31, 2018 by and between Visualant, Incorporated and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed March 21, 2018)

10.8†

Amended Employment Agreement dated April 10, 2018 by and between Visualant, Incorporated and Ronald P. Erickson. (incorporated by reference to the Company’s Annual Report on Form 10-K, filed December 21, 2018)

10.9†	Employment Agreement dated May 13, 2022 by and between Know Labs, Inc. and Peter Conley. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed August 12, 2022)
10.11

Common Stock Purchase Warrant issued by Know Labs, Inc. to Boustead Securities, LLC on September 20, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 21, 2022)

10.12

Extension of Warrant Agreement dated December 7, 2022 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022)

10.13

Extension of Warrant Agreement dated January 19, 2023 by and between Know Labs, Inc. and Ronald P. Erickson (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 23, 2023).

10.14	Extension of Warrant Agreement dated January 19, 2023 by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 23, 2023).
10.15

Amendment 10 dated September 15, 2023 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.16

Amendment 10 dated September 15, 2023 to Convertible Redeemable Promissory Note dated January 31, 2018, by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.17

Amendment 9 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated September 30, 2016 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.18

Amendment 9 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated August 14, 2017 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.19

Amendment 9 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated December 12, 2017 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.20

Amendment 8 dated September 15, 2023 to Senior Secured Convertible Redeemable Note dated February 28, 2018 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 19, 2023).

10.21

Underwriting Agreement, dated September 26, 2023, between Know Labs, Inc., Boustead Securities, LLC and The Benchmark Company, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 29, 2023).

10.22

Common Stock Purchase Warrant issued by Know Labs, Inc. to Boustead Securities, LLC on September 29, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 29, 2023).

10.23

Common Stock Purchase Warrant issued by Know Labs, Inc. to The Benchmark Company, LLC on September 29, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 29, 2023).

10.24	Securities Purchase Agreement, dated February 27, 2024, between Know Labs, Inc. and Lind Global II, LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 29, 2024).
10.25

Form of Convertible Secured Promissory Note issued by Know Labs, Inc. to Lind Global II, LP on February 27, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 29, 2024).

10.26

Form of Warrant to Purchase Common Stock issued by Know Labs, Inc. to Lind Global II, LP on February 27, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 29, 2024).

10.27	Security Agreement, dated February 27, 2024, between Know Labs, Inc. and Lind Global II, LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 29, 2024).
10.28	Guaranty, dated February 27, 2024, between Know Labs, Inc. and Lind Global II, LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 29, 2024).
10.29

At the Market Offering Agreement, dated March 20, 2024, by and between Know Labs, Inc. and The Benchmark Company, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed March 20, 2024).

14.1	Code of Ethics dated November 2018 (incorporated by reference to the Company’s Current Report on Form 8‑K, filed November 27, 2018)
21.1	Subsidiaries of the Registrant. (incorporated by reference to the Company’s Annual Report on Form 10-K, filed December 19, 2023)
23.1*	Consent of BPM LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Dentons Durham Jones Pinegar P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page)
99.1	Audit Committee Charter dated November 2018 (incorporated by reference to the Company’s Current Report on Form 8-K, filed November 27, 2018)
99.2	Compensation Committee Charter dated November 2018 (incorporated by reference to the Company’s Current Report on Form 8-K, filed November 27, 2018)
99.3	Nominations and Corporate Governance Committee Charter dated November 2018 (incorporated by reference to the Company’s Current Report on Form 8-K, filed November 27, 2018)
107*	Exhibit Filing Fees

________________

†	Executive compensation plan or arrangement.
*	Filed herewith.
**	To be filed by amendment

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

 To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that:

i.

For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

ii.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

iii.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 17, 2024.

Know Labs, Inc.
By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chief Executive Officer and Director

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Ronald P. Erickson and Peter Conley as his or her true and lawful attorneys‑in‑fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post‑effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on June 17, 2024.

Signature	Title	Date

/s/ Ronald P. Erickson	Chief Executive Officer	June 17, 2024
Ronald P. Erickson	(Principal Executive Officer), Director

/s/ Peter Conley	Chief Financial Officer	June 17, 2024
Peter Conley	(Principal Financial and Accounting Officer)

/s/ Jon Pepper	Director	June 17, 2024
Jon Pepper

/s/ William A. Owens	Director	June 17, 2024
William A. Owens

/s/ Ichiro Takesako	Director	June 17, 2024
Ichiro Takesako

/s/ John Cronin	Director	June 17, 2024
John Cronin

/s/ Timothy Londergan	Director	June 17, 2024
Timothy Londergan

/s/ Larry K. Ellingson	Director	June 17, 2024
Larry K. Ellingson

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